                                                                   Exhibit 10.15

                             ASSET PURCHASE AGREEMENT


                                      between


                       ALABAMA METAL INDUSTRIES CORPORATION

                                   "Purchaser"


                               CHATWINS GROUP, INC.

                                     "Seller"


                             DATED SEPTEMBER 30, 1999

                                         TABLE OF CONTENTS

ARTICLE 1         PURCHASE AND SALE OF ASSETS....................................................1
         1.1      Purchase and Sale of Assets....................................................1
         1.2      Excluded Assets................................................................5

ARTICLE 2         ASSUMPTION OF LIABILITIES......................................................6
         2.1      Assumption.....................................................................6
         2.2      Excluded Liabilities...........................................................6

ARTICLE 3         CALCULATION AND PAYMENT OF PURCHASE PRICE......................................9
         3.1      Calculation of Final Purchase Price............................................9
         3.2      Determination of Estimated Purchase Price.....................................10
         3.3      Determination of Final Purchase Price.........................................10
         3.4      Reconciliation of Estimated and Final Purchase Price..........................11
         3.5      Payment of Estimated Purchase Price and Purchase Price Adjustment.............11
         3.6      Transfer Expenses.............................................................12
         3.7      Allocation of Purchase Price..................................................12

ARTICLE 4         PROCEDURE FOR CLOSING.........................................................12
         4.1      Time and Place of Closing.....................................................12
         4.2      Transactions at the Closing...................................................13
         4.3      Conveyance of Title to Real Property..........................................15
         4.4      Survey and Inspection of Property.............................................16
         4.5      Certain Consents..............................................................16
         4.6      Further Assurances............................................................17

ARTICLE 5         REPRESENTATIONS AND WARRANTIES OF SELLER......................................17
         5.1      Organization and Qualification................................................17
         5.2      Authority.....................................................................17
         5.3      Subsidiaries; Joint Ventures..................................................18
         5.4      Financial Statements..........................................................18
         5.5      Inventories...................................................................19
         5.6      Accounts Receivable...........................................................19
         5.7      Personal Property.............................................................20
         5.8      Real Property: Leased Real Property...........................................20
         5.9      Contracts.....................................................................23
         5.10     Intellectual Property.........................................................25
         5.11     Insurance.....................................................................26
         5.12     Environmental Matters and OSHA................................................26
         5.13     Litigation....................................................................28
         5.14     Absence of Changes............................................................29
         5.15     Brokers and Finders...........................................................31
         5.16     Labor Matters.................................................................31
         5.17     Governmental Approval and Consents............................................32


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
         5.18     Taxes.........................................................................32
         5.19     Employee Benefit Plans........................................................33
         5.20     Compliance with Laws..........................................................35
         5.21     Governmental Approval and Consents............................................36
         5.22     Adequacy of Acquired Assets...................................................36
         5.23     Compliance with the Immigration Reform and Control Act........................36
         5.24     Correctness of Representations................................................36
         5.25     Definition of knowledge.......................................................37

ARTICLE 6         REPRESENTATIONS AND WARRANTIES OF PURCHASER...................................37
         6.1      Organization and Qualification................................................37
         6.2      Authority.....................................................................37
         6.3      Brokers and Finders...........................................................38
         6.4      Governmental Approval and Consents............................................38
         6.5      Correctness of Representations................................................38

ARTICLE 7         OTHER AGREEMENTS OF THE PARTIES...............................................38
         7.1      Consents......................................................................38
         7.2      Conditions Precedent..........................................................39
         7.3      Environmental Permits.........................................................39
         7.4      Discharge of Liens and Encumbrances...........................................40
         7.5      Illinois Real Property........................................................40
         7.6      Orem City Bonds...............................................................40
         7.7      Transferred Benefit Plans.....................................................40
         7.8      Pittsburgh Real Property......................................................41
         7.9      Oak Brook Real Property.......................................................41

ARTICLE 8         CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER..............................42
         8.1      Certificate Regarding Schedules and Representations and Warranties............42
         8.2      Compliance by Seller..........................................................42
         8.3      No Injunction; Etc............................................................42
         8.4      Operation in the Ordinary Course..............................................42
         8.5      Consents; Authorizations; Approval of Legal Matters...........................42
         8.6      Leases........................................................................42
         8.7      Incumbency....................................................................43
         8.8      Certified Resolutions.........................................................43
         8.9      Basic Corporate Documents.....................................................43
         8.10     Satisfaction of Title Objections and Release of Certain Liens.................43
         8.11     Accuracy of Schedules.........................................................43
         8.12     No Adverse Change.............................................................44
         8.13     Instruments of Transfer.......................................................44
         8.14     Acquisition Documents.........................................................44
         8.15     Opinion of Seller's Counsel...................................................44
         8.16     Title Commitments; Surveys....................................................44

         8.17     Real and Leased Property Certificates.........................................44
         8.18     Proceedings...................................................................44
         8.19     Names.........................................................................44
         8.20     Condition of Acquired Assets..................................................45
         8.21     Financing Arrangements........................................................45
         8.22     HSR Act.......................................................................45

ARTICLE 9         CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.................................45
         9.1      Certificate Regarding Representations and Warranties..........................46
         9.2      Compliance by Purchaser.......................................................46
         9.3      Certified Resolutions.........................................................46
         9.4      Basic Corporate Documents.....................................................46
         9.5      No Injunction; Etc............................................................46
         9.6      Incumbency....................................................................46
         9.7      Certificates..................................................................47
         9.8      Acquisition Documents.........................................................47
         9.9      Opinion of Purchaser's Counsel................................................47
         9.10     HSR Act.......................................................................47
         9.11     Proceedings...................................................................47

ARTICLE 10        MUTUAL COVENANTS..............................................................47
         10.1     Governmental Filings..........................................................47
         10.2     Further Mutual Covenants......................................................47
         10.3     Prorations....................................................................48

ARTICLE 11        POST CLOSING MATTERS..........................................................49
         11.1     Employment of Employees.......................................................49
         11.2     Seller's Benefit Plans........................................................50
         11.3     Vacation Pay..................................................................50
         11.4     Purchaser's Benefit Plans.....................................................51
         11.5     Employee Files................................................................51
         11.6     Non-Solicitation..............................................................51
         11.7     Discharge of Excluded Obligations.............................................51
         11.8     Maintenance of Books and Records..............................................51
         11.9     Payments Received.............................................................52
         11.10    UCC Matters...................................................................52
         11.11    Covenant Not to Compete.......................................................52
         11.12    Cooperation...................................................................53

ARTICLE 12        CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS.........................................53
         12.1     Confidentiality...............................................................53
         12.2     Public Announcements..........................................................54

ARTICLE 13        TERMINATION...................................................................54
         13.1     Termination...................................................................54
         13.2     Effect of Termination.........................................................54

ARTICLE 14        INDEMNIFICATION...............................................................55
         14.1     Agreement of Seller to Indemnify..............................................55
         14.2     Agreement of Purchaser to Indemnify Seller....................................55
         14.3     Procedures for Indemnification................................................56
         14.4     Defense of Third Party Claims.................................................57
         14.5     Settlement of Third Party Claims..............................................57
         14.6     Duration......................................................................58
         14.7     Limitations...................................................................58

ARTICLE 15        GENERAL PROVISIONS............................................................59
         15.1     Fees and Expenses.............................................................59
         15.2     Notices.......................................................................59
         15.3     Assignment; Binding Effect....................................................61
         15.4     No Benefit to Others..........................................................61
         15.5     Headings, Gender, and Person..................................................61
         15.6     Counterparts..................................................................61
         15.7     Integration of Agreement......................................................61
         15.8     Time of Essence...............................................................62
         15.9     Governing Law.................................................................62
         15.10    Partial Invalidity............................................................62
         15.11    Investigation.................................................................62


                               TABLE OF EXHIBITS


Exhibit A      License Agreement
Exhibit B      Seller Opinion
Exhibit C      Assignment and Assumption Agreement
Exhibit D      Purchaser Opinion
Exhibit E      Illinois Sublease
Exhibit F      Oak Brook Sublease

                                   SCHEDULES

         Schedule          1.1.1            Noncurrent Assets
         Schedule          1.2.1            Foreign Excluded Assets
         Schedule          1.2.2            Additional Excluded Assets
         Schedule          5.1.1            Jurisdictions Where Qualified As a Foreign Corporation
         Schedule          5.1.2            Locations of the Acquired Assets and Trade Names
         Schedule          5.4              Financial Statements
         Schedule          5.4.1            Special or Nonrecurring Income
         Schedule          5.5              Inventory
         Schedule          5.7.1            Vehicles
         Schedule          5.7.2            Equipment
         Schedule          5.7.3            Furniture and Fixtures
         Schedule          5.7.4            Personal Property Liens
         Schedule          5.7.5            Leased Personal Property
         Schedule          5.8.1            Real Property
         Schedule          5.8.2            Leased Real Property
         Schedule          5.8.3            Commitments Affecting Real Property
         Schedule          5.8.4            Subdivided Real Property
         Schedule          5.9.1            Contracts
         Schedule          5.9.2            Commitments for Capital Expenditures
         Schedule          5.9.3            Customer List
         Schedule          5.10             Intellectual Property
         Schedule          5.12.1           Environmental Matters
         Schedule          5.12.2           Environmental Permits and Licenses
         Schedule          5.12.3           Pending Environmental Claims
         Schedule          5.12.4           Release of Hazardous Materials
         Schedule          5.12.5           Storage Tanks and Audits
         Schedule          5.12.6           Environmental Audit Reports
         Schedule          5.12.7           Employee Health and Safety Matters
         Schedule          5.13             Litigation Matters
         Schedule          5.14             Certain Changes
         Schedule          5.16             Employees
         Schedule          5.17             Permits and Licenses
         Schedule          5.18.1           Tax Bills
         Schedule          5.18.2           Federal and State Tax Disputes
         Schedule          5.19             Benefit Plans
         Schedule          5.25             Seller's Knowledge
         Schedule          11.1             Employee List

                       CROSS REFERENCES TO DEFINED TERMS

TERM                                                         SECTION IN WHICH DEFINED
Accounts Receivable                                           Section 1.1(1)
Acquired Asset(s)                                             Section 1.1
Acquisition Documents                                         Section 5.2
Adjustment Date                                               Section 3.4
Air Permits                                                   Section 7.3
Agreement                                                     Preamble
Assumed Liabilities                                           Section 2.1
Assignment and Assumption Agreement                           Section 4.2(b)(ii)
Beneficiary                                                   Section 10.3(d)
Benefit Plans                                                 Section 5.19(a)(ii)
Bond Counsel                                                  Section 7.6
Books and Records                                             Section 1.1(g)
Business                                                      Recital B
CERCLA                                                        Section 2.2(g)
Code                                                          Section 4.2(a)(xi)
Closing                                                       Section 4.1
Closing Date                                                  Section 4.1
Closing Date Balance Sheet                                    Section 3.3(a)
Closing Schedule                                              Section 3.3(a)
Competing Business                                            Section 11.11
Contract(s)                                                   Section 1.1(c)
Determination Materials                                       Section 3.3(b)
Division                                                      Recital A
Effective Time                                                Section 4.1
Employees                                                     Section 5.19(a)
Environmental Permits                                         Section 5.12(a)(v)
Environmental Audit Reports                                   Section 5.12(a)
Equipment                                                     Section 1.1(b)
Equipment Charges                                             Section 10.3(b)(iii)
ERISA                                                         Section 5.19(a)(i)
Estimated Net Capital Employed                                Section 3.2
Estimated Purchase Price                                      Section 3.2
Excluded Assets                                               Section 1.2
Excluded Liabilities                                          Section 2.2
Final Purchase Price                                          Section 3.1(a)
Financial Statements                                          Section 5.4
Furniture and Fixtures                                        Section 1.1(i)
GAAP                                                          Section 3.1(b)
Goods Contracts                                               Section 5.9(a)(iii)
Hired Employee(s)                                             Section 11.1
Illinois Lease Agreement                                      Section 1.1(a)
Illinois Real Property                                        Section 1.1(a)


Illinois Sublease                                             Section 7.5
Immigration Laws                                              Section 5.23
Indemnification Claim                                         Section 14.3(a)
Indemnitee                                                    Section 14.3
Indemnitor                                                    Section 14.3
Information                                                   Section 12.1
Intellectual Property                                         Section 1.1(f)
Inventory                                                     Section 1.1(d)
Knowledge                                                     Section 5.25
Labor Claims                                                  Section 5.16
Leased Real Property                                          Section 1.1(a)
Lender(s)                                                     Section 8.21
License Agreement                                             Section 1.1
Losses                                                        Article 14
Mexican Subsidiary                                            Section 1.1
Negotiation Period                                            Section 14.3(c)
Net Capital Employed                                          Section 3.1(b)
Notice Period                                                 Section 14.4(a)
Oak Brook Lease Agreement                                     Section 1.1(a)
Oak Brook Property                                            Section 1.1(a)
Oakbrook Sublease                                             Section 7.9
Objection                                                     Section 3.3(b)
Orem City Bonds                                               Section 14.1(e)
Payor                                                         Section 10.3(d)
Payee                                                         Section 10.3(d)
Permits                                                       Section 1.1(h)
Permitted Encumbrances                                        Section 1.1
Person                                                        Section 15.5
Personal Property Taxes                                       Section 10.3(b)(v)
Pittsburgh Agreement                                          Section 1.1(a)
Pittsburgh Property                                           Section 1.1(a)
Proration Items                                               Section 10.3(a)
Purchaser                                                     Preamble
Purchaser Indemnitees                                         Section 14.1
Purchaser Opinion                                             Section 4.2(b)(vi)
Purchaser's Accountants                                       Section 3.3(a)
Real Property                                                 Section 1.1(a)
Real Property Leases                                          Section 5.8(b)
Real Property Taxes                                           Section 10.3(b)(iv)
Recipient                                                     Section 10.3(d)
Rental Charges                                                Section 10.3(b)(ii)
Required Consents                                             Section 7.1
Seller                                                        Preamble
Seller Indemnitees                                            Section 14.2
Seller Opinion                                                Section 4.2(a)(iv)
Services Contracts                                            Section 5.9(a)(iii)


Territory                                                     Section 11.11
Threshold Amount                                              Section 14.7(a)
Third Party Claim                                             Section 14.4
Title Commitments                                             Section 8.16
Transferred Benefit Plans                                     Section 7.7(a)
Utility Charges                                               Section 10.3(b)(i)
Vehicles                                                      Section 1.1(e)
Workpapers                                                    Section 3.3(b)

                           ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 30th day of September, 1999, between ALABAMA METAL INDUSTRIES CORPORATION, a Delaware corporation ("Purchaser"), and CHATWINS GROUP, INC., a Delaware corporation ("Seller").

         A. Seller is engaged in the manufacture, sale and distribution of metal and fiberglass reinforced plastic grating products through its Klemp Division (the "Division").

         B. Purchaser desires to purchase substantially all of the business operations of the Division on and subject to the terms contained in this Agreement. All of the business and operations of the Division which are located in the United States are hereinafter referred to as the "Business."

         C. Subject only to the limitations and exclusions contained in this Agreement and on the terms and conditions hereinafter set forth, Seller desires to sell and Purchaser desires to purchase the Business, and substantially all of the assets of Seller used therein.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                          PURCHASE AND SALE OF ASSETS

         1.1 Purchase and Sale of Assets. At the Closing (as hereinafter
             ---------------------------
defined), on and subject to the terms and conditions of this Agreement, Seller shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall purchase, acquire, and accept from Seller, all of the right, title, and interest of Seller in and to (i) the Business and all goodwill related exclusively to the Business, (ii) the name(s) "Klemp" and all marks and goodwill associated therewith, whether or not registered (including the name, marks and goodwill associated with Shanghai Klemp, Klemp de Mexico, S.A. de C.V. (the "Mexican Subsidiary") and CFI Klemp which names shall be licensed to Seller following the Effective Time pursuant to the License Agreement attached hereto as Exhibit A (the "License Agreement")), and (iii) all of the assets, properties, and rights of Seller constituting the Business or used by Seller exclusively therein, of every type and description, tangible and intangible, wherever located and whether or not reflected on the books of the Seller (except as may be specifically excluded by this Agreement), free and clear of all liens, claims, charges, security interests, and encumbrances of any kind or nature other than Permitted Encumbrances (as hereinafter defined), including, without limitation, the following, as the same shall exist at the Closing Date (as hereinafter defined) and to the extent the same are used exclusively in the
Business:

                  (a) All real property owned by Seller and used exclusively in the Business, and all of Seller's right, title, and interest in the buildings, fixtures, and improvements located thereon, together with all water lines, rights of way, uses, licenses, easements, hereditaments, tenements, and appurtenances belonging or appertaining thereto and any and all assignable warranties of third parties with respect thereto (the "Real Property") and, by assignment of leases, all of Seller's rights in, to, and under any real estate leases (including, without limitation, any assignment of a real estate lease or sublease) to which Seller is a party which are used exclusively in the Business (other than (i) the certain Lease Agreement (the "Illinois Lease Agreement") between Seller and Temperature Equipment Corporation relating to real property located at 902 E. Park Avenue, Libertyville, Illinois (the "Illinois Real Property"), (ii) the Lease Agreement (the "Oak Brook Lease Agreement") between Seller and American National Bank and Trust Company of Chicago, Trustee under Trust No. 113883.03 by Riverside Terrace Partnership, an Illinois General Partnership, its sole beneficiary and Agent for the property relating to real property located at 1100 Joire Boulevard, Suite 330, Oak Brook, Illinois 60521 (The "Oak Brook Real Property"), and (iii) the verbal intra company agreement (the "Pittsburgh Agreement") between Seller and Klemp Corporation relating to real property located at 2214 Walnut Street, McKeesport, PA 15132 (the "Pittsburgh Real Property")), together with all of Seller's right, title, and interest in the buildings, fixtures and improvements, including construction-in-progress, and appurtenances thereto, located on the real property subject to such real estate leases, and any and all assignable warranties of third parties with respect thereto (the "Leased Real Property");

                  (b) All machinery, equipment, tools, computers, terminals, computer equipment, office equipment, business machines, telephones and telephone systems, parts, accessories, and the like, wherever located (including all such assets located on the Real Property and the Leased Real Property, and certain of such assets located on the Illinois Real Property, the Oak Brook Real Property and the Pittsburgh Real Property), but excluding the property and assets listed on Schedule 1.2.2, and any and all assignable warranties of third parties with respect thereto, together with all rights of Seller against the manufacturers or suppliers of such items (the "Equipment");

                  (c) To the extent permitted by applicable law, all of the contracts and agreements listed on Schedules 5.7.5, 5.9.1, 5.10 and 5.16 (including, specifically, the collective bargaining agreements relating to the employees of the Division's Libertyville, Illinois facility and the Liberty, Missouri facility), those contracts and agreements relating to the Business which by the terms of Section 5.9(a) are not required to be listed on Schedule 5.9.1, all orders for the goods and services of the Business, whether oral or in writing, and the benefit of all warranties and guarantees of third parties with respect to any of the foregoing, together with the right to receive income in respect of such contracts, agreements and purchase orders on and after the Closing Date (individually, a "Contract" and collectively, the "Contracts");

                  (d) All raw materials, work-in-progress, finished goods, goods held for resale, spare parts, waste materials, scrap, consignment inventory, samples, promotional literature, and supplies wherever located (including all such assets located on the Real Property and the Leased Real Property, and certain of such assets located on the Illinois Real Property, the Oak Brook Real Property and the Pittsburgh Real Property), including inventory in transit to or from any Seller's facility or on order and not yet delivered (the "Inventory"), together with all rights of Seller against suppliers of the Inventory including, without limitation, Seller's rights to receive refunds or rebates in connection with its purchase of such Inventory;

                  (e) All motor vehicles, trucks, forklifts, and other rolling stock and all assignable warranties of third parties related thereto (the "Vehicles");

                  (f) All patents, designs, art work, labels, specifications, designs-in-progress, formulations, know-how, prototypes, inventions, trademarks, trade names, domain names, websites, trade styles, service marks, and copyrights (including those set forth on Schedule 5.10 hereto); all registrations and applications therefor, both registered and unregistered, foreign and domestic; all trade secrets, technology or processes; all assignable computer software (including documentation and related object and, if applicable, source codes); and all confidential or proprietary information that are either (i) owned by or negotiated in the name of the Division or Seller or (ii) as to which the Division or Seller has rights as licensee, constituting all of the intellectual property of the Division or Seller used or contemplated for use exclusively in the Business (the "Intellectual Property");


                  (g) All existing data, data bases, books, records (except those records in Seller's corporate offices or at off-site storage facilities which are duplicates of the books and records of the Business), correspondence, business plans and projections, records of sales, customer and vendor lists, files, papers, and, to the extent permitted under applicable law or regulation, copies of historical personnel payroll and medical records of each of the Hired Employees (as defined in Section 11.1 hereof) in the possession of Seller, including without limitation, employment applications, corrective action reports, disciplinary reports, notices of transfer, notices of rate changes, other similar documents, and any summaries of such documents regularly prepared by Seller; all reported medical claims made for each Hired Employee; and all manuals and printed instructions of Seller relating to the Acquired Assets (as hereinafter defined) and to the operation of the Business (the "Books and Records");

                  (h) To the extent permitted under applicable law or regulation, all licenses, franchises, permits, certificates, consents, and other governmental, quasi-governmental and/or third party authorizations of Seller (the "Permits");

                  (i) All furniture, fixtures, and leasehold improvements wherever located, and any and all assignable warranties covering such furniture, fixtures, and leasehold improvements owned by Seller or in which Seller has an interest ("Furniture and Fixtures");

                  (j) All cash and cash equivalents and petty cash, if any, located on the Real Property or the Leased Real Property; all prepaid expenses; all causes of action (except for those causes of action which are not related to the Acquired Assets), claims, and demands of Seller, including without limitation, rights to returned or repossessed goods and rights as an unpaid vendor; all security deposits and utility deposits (except as related to the Illinois Lease Agreement); and all other assets used in the Business by Seller wherever located, tangible or intangible, provided, however, that the Acquired Assets shall not include, and Purchaser shall not acquire, any right, title, or interest of Seller in or to the Excluded Assets (as defined in Section 1.2 hereof);

                  (k) All noncurrent assets identified on Schedule 1.1.1;

                  (l) All accounts, notes and other receivables of Seller arising out of the conduct of the Business (the "Accounts Receivable"); and

                  (m) All of Seller's right, title and interest in the lockboxes referenced as Lockbox No. 95060 located at Harris Trust and Savings Bank and all cash and other property in such lockbox; and

         All of the items described in this Section 1.1 to be purchased by Purchaser and which are not Excluded Assets as defined in Section 1.2 hereof are hereinafter collectively referred to as the "Acquired Assets." For purposes of this Agreement, "Permitted Encumbrances" shall mean (i) liens for taxes and assessments not yet due and payable (other than taxes arising out of the transactions contemplated by this Agreement); (ii) such minor imperfections of title not otherwise waived by Purchaser as set forth on Schedule B to the final title binders delivered at Closing related to the Real Property and such encumbrances, if any, that, in the aggregate, do not materially and adversely detract from the value, or materially and adversely interfere with the present use of any of the Acquired Assets, including the Real Property or Leased Real Property; (iii) other nonmonetary liens, claims, and nonmonetary encumbrances relating to the Acquired Assets that (A) secure the Assumed Liabilities (as hereinafter defined) and (B) have been properly disclosed to Purchaser on an appropriate Schedule to this Agreement; and (iv) matters shown on the surveys delivered at Closing.

         1.2 Excluded Assets. Seller shall not sell and Purchaser shall not
             ---------------
purchase or acquire and the Acquired Assets shall not include:

                  (a) Any right, title, or interest of Seller in or to any right to use the name "Chatwins" and any name, expression, trade name, logo, trademark or service mark, whether or not registered, similar to or including such name;

                  (b) Any assets, properties, or rights of Seller not used exclusively in the Business;

                  (c) The assets of any employee benefit plan (other than the Transferred Benefit Plans) maintained by Seller for the benefit of the employees of the Division or to which Seller has made any contribution;

                  (d) The assets and properties used in the Business which have been disposed of since the date of this Agreement, provided such disposition has been made in accordance with the terms hereof;

                  (e) Seller's corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders, tax returns and records, books of account and ledgers, and such other records having to do with Seller's organization or stock capitalization;

                  (f) Any rights which accrue or will accrue to Seller under this Agreement;

                  (g) Any rights to any of Seller's insurance policies, premiums, or proceeds from insurance coverages relating to the Business (except as provided in Section 8.21 hereof );

                  (h) Any rights to any of Seller's claims for any federal, state, local, or foreign tax refund;

                  (i) The assets, properties, and rights used exclusively in the Chinese and Mexican operations of the Division and specifically listed and described on Schedule 1.2.1, and all of Seller's interest (however evidenced) in Shanghai Klemp, the Mexican Subsidiary and CFI Klemp;

                  (j) All rights of Seller under or with respect to the Illinois Lease Agreement, the Oak Brook Lease Agreement and the Pittsburgh Agreement; and

                  (k)  The property and assets listed on Schedule 1.2.2.

         The assets described in this Section 1.2 are hereinafter collectively referred to as the "Excluded Assets".

                                   ARTICLE 2
                           ASSUMPTION OF LIABILITIES

         2.1 Assumption. Subject to Section 2.2 hereof, as of the Effective
             ----------
Time, Purchaser shall assume responsibility for the performance and satisfaction when due of the following liabilities (collectively, the "Assumed Liabilities"):

                  (a) The (i) trade accounts payable of the Business (excluding those accounts that have been paid by Seller pursuant to issued checks that remain outstanding) (ii) accrued payroll, (iii) accrued taxes, (iii) accrued pension, and (iv) other accrued expenses incurred in the normal course of business, in each case as the same exist on the Closing Date, but only in the amount and to the extent reflected on the Closing Date Balance Sheet (as defined in Section 3.3(a) hereof); and

                  (b) All of the executory obligations and liabilities of Seller to be performed or paid arising from and after the Closing Date, pursuant to (i) the terms of the Real Property Leases identified in Schedule 5.8.2 (other than the Illinois Lease Agreement, the Oak Brook Lease Agreement and the Pittsburgh Agreement), (ii) the Contracts described in Section 1.1(c), and (iii) any other contract, agreement or purchase order not described in Section 1.1(c) but with respect to which Purchaser elects to receive the substantial benefit thereof, but, in each case, excluding any obligations or liabilities arising from or relating to any breach or violation existing on or arising prior to the Closing Date of such Real Property Leases or Contracts by Seller or default under such Real Property Leases or Contracts by Seller.

         2.2 Excluded Liabilities. Seller shall retain and pay, perform and
             --------------------
satisfy when due the Excluded Liabilities (as hereinafter defined). Purchaser shall not assume or become liable for any obligations, commitments, or liabilities of Seller, whether known or unknown, absolute, contingent, or otherwise, and whether or not related to the Acquired Assets, except for the Assumed Liabilities (the obligations and liabilities of Seller not assumed by Purchaser are hereinafter referred to as the "Excluded Liabilities"). Without limiting the generality of the preceding sentences, the Excluded Liabilities include all obligations and liabilities of Seller not specifically described in subsection Sections 2.1(a) and 2.1(b) hereof, including without limitation, the following:

                  (a) To the extent not reflected on the Closing Date Balance Sheet, all pension, retirement, healthcare or other benefits arising out of or payable on account of service prior to the Effective Time pursuant to any employee benefit plan maintained by Seller or to which Seller has made any contribution or to which Seller could be subject to any liability for the benefit of any of the employees of the Business (including, without limitation, liability for post retirement benefits and accrued pension liabilities), all liability, if any, now existing or hereafter arising for post retirement medical or health benefits under any Transferred Benefit Plan, and all liability through the Closing Date for withdrawal from any "multi-employer plan" based upon or arising out of any event or circumstance occurring prior to or on the Closing Date or as a result of the consummation of the transactions provided for herein;

                  (b) Any losses, costs, expenses, damages, claims, demands and judgments of every kind and nature (including the defenses thereof and reasonable attorneys' and other professional fees) related to, arising out of, or in connection with Seller's failure to comply with the Bulk Transfer Act or any similar statute as enacted in any jurisdiction, domestic or foreign;

                  (c) Any liability or obligation arising or accruing under any Contract, Real Property Lease or Permit prior to the Effective Time, and any liability or obligation arising from or related to any breach or violation by Seller of or default by Seller under any provision of any Contract or Real Property Lease or Permit prior to the Effective Time;

                  (d) Any liability of Seller with respect to any claim or cause of action, regardless of when made or asserted, which arises (i) out of or in connection with the operations of the Business by Seller prior to the Effective Time and which is not specifically listed or described in Section 2.1 hereof, or
(ii) out of or in connection with any federal, state or local law, rule or regulation relating to employee health and safety prior to the Effective Date;

                  (e) Any liabilities or obligations of Seller relating to the Excluded Assets;

                  (f) To the extent not reflected on the Closing Date Balance Sheet, any liability or obligation (including, without limitation, salaries, bonus, vacation pay, sick pay, holiday pay, severance pay and other like obligations or payments), arising prior to or as a result of the Closing, to any present or former employee, agent, or independent contractor of Seller, whether or not employed or retained by Purchaser after the Closing;

                  (g) Any liability (whether or not based upon or arising out of any condition, event or circumstance disclosed in the Environmental Audit Reports attached hereto as Schedule 5.12.6) arising out of or relating to (i) any provision of environmental law, rule or regulation relating to environmental protection as it pertains to, or arising out of, any act or omission of Seller, its employees, agents or representatives related to or arising out of, the operation of the Business prior to the Effective Time, or (ii) the ownership, use, control or operation prior to the Effective Time of any plant, facility, site, area, or property used by the Business (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by Seller and used by the Business) at which a non-lawful release of a Hazardous Material has occurred (together, (i) and (ii) are individually, and collectively, an "Environmental Liability"). For purposes of this Agreement, "Hazardous Material" means any hazardous waste, toxic substance, asbestos, agricultural chemicals, petroleum or any related material and substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq. ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1802, the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., and any applicable state law;

                  (h) Any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, fees and expenses of its brokers, counsel, accountants, and other experts;

                  (i) To the extent not reflected on the Closing Date Balance Sheet, any liability or obligation of Seller for all federal, state or local income, excise, franchise and capital stock taxes, charges, fees, levies or other assessments measured on the basis of net income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, social security, unemployment, severance, property or other taxes, duties, fees, assessments or charges of any kind whatsoever, including any interest, penalties, or additional amounts attributable thereto imposed by any federal, state, local or foreign governmental authority and payable by Seller or any member of any affiliated group or any combined or consolidated group on account of the Business, for all periods through and including the period ending at the Effective Time, including, without limitation, income arising as a result of the transactions contemplated herein. For the period that ends at the Effective Time, the taxable income attributable to such period shall be determined based on a full closing of the books of the Business in a manner sufficient to support for tax purposes the allocation to such period of each item of income and expense accrued on the books in each jurisdiction in which the Business operates;

                  (j) The amount of all issued and outstanding checks as of the Closing Date drawn on the Harris Trust and Savings Bank Klemp Disbursing Account 314-405-2;

                  (k) Any liability of Seller for any actual or alleged breach of, or noncompliance with, any federal, state, or local law, rule, regulation, order or decree applicable to any Contract, Real Property Lease or Permit or otherwise applicable to the Seller prior to the Effective Time; and

                  (l) To the extent not reflected on the Closing Date Balance Sheet, all indebtedness of Seller, whether secured or unsecured, due or to become due, including without limitation all liabilities under or with respect to the Orem City Bonds (as hereinafter defined) other than any liability thereunder arising as a result of the breach by Purchaser of its covenant set forth in Section 7.6 hereof;

                  (m) All liability with respect to any express or implied warranty made by Seller in connection with any product manufactured (including work in progress or unshipped product), designed and sold by Seller prior to the Effective Time or any service performed by Seller prior to the Effective Time;

                  (n) All liability with respect to claims for personal injury (including death) or property damage based upon any doctrine of product liability, with regard to any product that was manufactured (including work in progress or unshipped product) or sold by Seller prior to the Effective Time; and

                  (o) All liability for worker's compensation claims asserted by, or with respect to, any employee or former employee of Seller with respect to the Business in respect of any injury or other compensable event or occupational illness or disease, to the extent occurring prior to the Effective Time and all costs and expenses (including legal fees, administrative and other like expenses) incurred in connection with any such claims.

                                   ARTICLE 3
                   CALCULATION AND PAYMENT OF PURCHASE PRICE

         3.1 Calculation of Final Purchase Price.
             -----------------------------------

                  (a) The total consideration to be paid to Seller for the sale, transfer, and conveyance of the Acquired Assets, and the covenant not to compete set forth in Section 11.11 hereof shall be an amount equal to the sum of (i) the Net Capital Employed as of the Effective Time, and (ii) $12,776,000 (which amount includes $25,000 as an amount agreed upon by the parties to compensate Seller for lost revenues resulting from the determination of the Net Capital Employed being conducted on the Closing Date rather than after the Effective
Time) (the "Final Purchase Price"), plus the assumption of the Assumed Liabilities.

                  (b) For purposes of determining the Final Purchase Price only, the term "Net Capital Employed" means (i) the book value of the tangible and intangible Acquired Assets as of the Effective Time determined in accordance with generally accepted accounting principles ("GAAP") consistently applied, less (ii) the amount of the Assumed Liabilities as of the Effective Time to the extent such Assumed Liabilities would be reflected on or reserved against in a balance sheet as of the Closing Date prepared in accordance with GAAP consistently applied. The determination of the application of accounting principles on a basis consistent with prior periods shall be made by reference to Seller's prior application of such principles unless such principles or such prior application thereof was not in accordance with GAAP, in which case GAAP determined by Purchaser shall be used without regard to the consistency of the application thereof with Seller's prior accounting periods.

         3.2 Determination of Estimated Purchase Price. Not later than five (5)
             -----------------------------------------
business days prior to the Closing Date, Seller shall furnish to Purchaser Seller's best estimate of the Net Capital Employed as of the Effective Time (the "Estimated Net Capital Employed"). The purchase price paid at Closing (the "Estimated Purchase Price") shall be the sum of (i) the Estimated Net Capital Employed, plus (ii) $12,776,000. For illustrative purposes only, if the Estimated Net Capital Employed is equal to $19,276,000, then the Estimated Purchase Price will be $32,052,000.

         3.3 Determination of Final Purchase Price.
             -------------------------------------

                  (a) Not later than ninety (90) days following the Closing Date, Purchaser shall, at its sole cost and expense, furnish to Seller (i) the audited statement of Net Capital Employed, as of the Effective Time (the "Closing Date Balance Sheet"), prepared by Purchaser and audited by Deloitte & Touche LLP ("Purchaser's Accountants"). The Closing Date Balance Sheet will (i) be prepared in accordance with the books and records of Seller, (ii) be prepared in accordance with GAAP used to prepare annual financial statements without regard to accounting practices that normally may be followed at interim dates by the Business, consistently applied with prior periods. The determination of the application of accounting principles on a basis consistent with prior periods shall be made by reference to Seller's prior application of such principles unless such principles or the prior application thereof was not in accordance with GAAP, in which case GAAP as determined by Purchaser shall be used without regard to the consistency of the application thereof with Seller's prior accounting periods, and (iii) as to the valuation of Inventory shown thereon, such inventory shall be valued on a first-in-first-out basis based on a physical count of the inventory of the Business conducted on the Closing Date at which Seller shall have a right to be present upon Purchaser's reasonable written notice to Seller. The Closing Date Balance Sheet shall include a schedule, prepared by Purchaser's Accountants, showing the difference, if any, between the Estimated Purchase Price and the Final Purchase Price, as determined from the Closing Date Balance Sheet (the "Closing Schedule").

                  (b) Seller shall have thirty (30) days from the date of its receipt of the Closing Date Balance Sheet and the Closing Schedule to review the Closing Date Balance Sheet and the Closing Schedule, and to agree or disagree as to the Final Purchase Price reflected thereon. If requested to do so by Seller, Purchaser will instruct Purchaser's Accountants to make available to Seller and its representatives all work papers and schedules (including all posted and passed adjustments) prepared or used by Purchaser or Purchaser's Accountants in connection with the preparation of the Closing Date Balance Sheet (the "Workpapers"). If Seller does not agree with the Final Purchase Price reflected on the Closing Date Balance Sheet or the Closing Schedule, then Seller shall, within such thirty (30) day period or fifteen (15) days after receipt of the Workpapers, whichever is later, deliver a written objection to Purchaser which shall specify in reasonable detail the basis for the objection, and a computation of the Final Purchase Price asserted by Seller (collectively, the "Objection"). Upon Purchaser's receipt of such Objection, Purchaser shall cause the Closing Date Balance Sheet and the Closing Schedule, the objection and computations of Seller, and all work papers related thereto (collectively, the "Determination Materials"), to be submitted to Arthur Andersen LLP. Arthur Andersen LLP shall review the Determination Materials and determine which of the positions asserted, either that asserted by Purchaser in the Closing Date Balance Sheet and Closing Schedule or that asserted by Seller in the Objection, is the more correct, and notify Purchaser and Seller of its determination within thirty (30) days following the receipt of the Determination Materials, which determination shall be final and conclusive.

                  (c) The fees and expenses of Purchaser's Accountants shall be borne by Purchaser, and the fees and expenses of Seller's Accountants shall be borne by Seller. The fees and expenses of Arthur Andersen LLP shall be split equally between the Purchaser and Seller.

         3.4 Reconciliation of Estimated and Final Purchase Price. If the Final
             ----------------------------------------------------
Purchase Price (as determined in Section 3.3 hereof) is greater than the Estimated Purchase Price (as determined in Section 3.2 hereof), Purchaser shall pay the difference between such amounts, together with interest thereon as provided below, to Seller. If the Final Purchase Price is less than the Estimated Purchase Price, Seller shall pay the difference between such amounts, together with interest thereon as provided below, to Purchaser. The payments required by this subsection shall be made by certified check or by wire transfer in immediately available funds to an account designated in writing by the recipient within ten (10) days after the earlier to occur of (i) the date Purchaser and Seller agree as to the Final Purchase Price or (ii) Arthur Andersen LLP notifies Purchaser and Seller of its determination of the Final Purchase Price according to the provisions of Section 3.3 hereof (the "Adjustment Date"). The payment, whether to or from Purchaser, shall bear interest from the Closing Date until the date of payment at an annual interest rate equal to the Prime Rate, as published in the "Money Rates" column of The Wall Street Journal, Eastern Edition, on the Closing Date.

         3.5 Payment of Estimated Purchase Price and Final Purchase Price
             ------------------------------------------------------------
Adjustment. Subject to the fulfillment of the conditions set forth herein:
----------

                  (a) on the Closing Date, Purchaser shall pay or deliver to Seller the Estimated Purchase Price by wire transfer in immediately available funds to an account designated in writing by Seller. A Federal Reserve Reference Number shall be requested by Purchaser at the time of the transfer for the purpose of assisting Seller in confirming receipt of the transfer; and

                  (b) on the Adjustment Date (as defined in Section 3.4 hereof), Purchaser shall pay Seller or Seller shall pay Purchaser, as the case may be, such amount resulting from the adjustments provided for in Section 3.4 hereof to reach the Final Purchase Price (plus interest as provided in Section 3.4), by certified check or wire transfer in immediately available funds to an account designated in writing by Seller or Purchaser, as the case may be.

         3.6 Transfer Expenses. Seller and Purchaser shall each pay one-half
             -----------------
(1/2) of any sales and use, transfer, documentary, or other taxes levied on the transfer of the Acquired Assets. All Inventory shall be claimed as exempt from sales or use tax by Purchaser and Purchaser shall furnish Seller at Closing with appropriate sales tax exemption certificates as reasonably requested by Seller for the Inventory. Seller and Purchaser shall timely report and remit any such taxes to the appropriate revenue authorities. In the event any tax is paid in full by either Purchaser or Seller, the other party shall promptly reimburse the paying party, on demand, for the other party's portion of such payment.

         3.7 Allocation of Purchase Price. The consideration paid for the
             ----------------------------
covenant not to compete set forth in Section 11.11 hereof, the assumption of the Assumed Liabilities that are taken into account in determining the amount realized for tax purposes, and for the Acquired Assets (which shall equal the Final Purchase Price) shall be allocated among the Acquired Assets in accordance with the provisions contained in Treasury Regulation Section 1.1060-1T(d). The parties agree to be bound by such allocation and to report the transaction contemplated herein for federal income tax purposes in accordance with such allocation; provided, however, that if adjustments are made to the Estimated Purchase Price in calculating the Final Purchase Price, then corresponding adjustments shall be made to the allocation. In furtherance of the foregoing, the parties hereto agree to execute and deliver Internal Revenue Service Form 8594 reflecting such allocation.

                                   ARTICLE 4
                             PROCEDURE FOR CLOSING

         4.1 Time and Place of Closing. The closing for the purchase and sale
             -------------------------
contemplated by this Agreement (the "Closing") shall be held at the offices of Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309, on September 30, 1999, commencing at 9:00 A.M., Eastern Daylight Time, or at such other time and place as the parties hereto may agree in writing (the date on which the Closing actually occurs is hereinafter referred to as the "Closing Date"). Subject to the consummation of the Closing on the Closing Date, the sale, assignment, transfer, and conveyance to Purchaser of the Acquired Assets and the assumption of the Assumed

Liabilities will be effective as of 12:01 AM Eastern Daylight Time on the day following the Closing Date (the "Effective Time").

         4.2 Transactions at the Closing. At the Closing, each of the following
             ---------------------------
items shall be delivered:

                  (a) Seller shall deliver or make available to Purchaser the following:

                      (i) such bills of sale, motor vehicle titles, special or warranty deeds, quitclaim deeds, assignments, consents, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Purchaser and its counsel, as shall be necessary and effective to transfer and assign to, vest in, and purchase all of Seller's right, title, and interests in and to the Acquired Assets, including without limitation, good, marketable and insurable title in and to all of the Acquired Assets owned by Seller free and clear of all liens (subject only to Permitted Encumbrances), and valid leasehold interests in and to all of the Acquired Assets leased by Seller as lessee, and all of Seller's rights under all Contracts;

                      (ii) a certificate of Seller with respect to the matters described in Sections 8.1, 8.2, 8.5, 8.6, 8.13, and 8.21 hereof;

                      (iii) a certificate of the Secretary or Assistant Secretary of Seller with respect to the matters described in Sections 8.8, 8.9 and 8.10 hereof;

                      (iv) the opinion of Buchanan Ingersoll, counsel to Seller, in substantially the form of Exhibit B hereto (the "Seller Opinion");

                      (v)    copies of the consents and waivers described in
Section 8.5 hereof;

                      (vi) satisfactory evidence of the approvals described in Section 8.5 hereof;

                      (vii) certificates of existence or certificates of good standing of Seller, as of a date within a reasonable period of time prior to the Closing Date, from the State of Delaware and each jurisdiction listed in
Schedule 5.1.1 hereto;

                      (viii) the Agreements of Estoppel, Consent and Waiver and the Landlords' Consent to Lease Assignment described in Section 8.18 hereof;

                      (ix) affidavit(s) of title stating that (a) there are no parties in possession of any of the Real Property or Leased Real Property other than Seller (or otherwise specifically setting forth any such other parties' rights and the source and extent of such parties' rights), and (b) Seller has not caused any work to be performed on any of the Real Property or Leased Real Property within one hundred (100) days of the date of such affidavit(s), or if Seller has caused any such work to be performed within one hundred (100) days of such date(s) that all such work has been completed and fully paid for, and such other affidavits and documentation as Purchaser's title insurance company may reasonably request;

                      (x) a duly executed certificate stating that Seller is exempt from withholding under all applicable laws;

                      (xi) a duly executed certificate stating that Seller is not a "foreign person" for United States income tax purposes, in accordance with Section 1445 and Section 897 of the Internal Revenue Code of 1986, as amended (the "Code");

                      (xii) such other evidence of the performance of all covenants and the satisfaction of all conditions required of Seller by this Agreement at or prior to the Closing Date as Purchaser or its counsel may reasonably require.

         The documents and certificates to be delivered hereunder by or on behalf of Seller on the Closing Date shall be in form and substance reasonably satisfactory to Purchaser and its counsel.

                  (b) Purchaser shall deliver to Seller the following:

                      (i) a wire transfer in the amount equal to the Estimated Purchase Price in immediately available funds to an account designated by Seller;

                      (ii) an instrument or instruments of assumption of the Assumed Liabilities in substantially the form of Exhibit C attached hereto (the "Assignment and Assumption Agreement"), duly executed by Purchaser, and reasonably satisfactory in form and substance to Seller and its counsel;

                      (iii) a certificate of Purchaser with respect to the matters described in Sections 9.1 and 9.2;

                      (iv) a certificate of the Secretary or Assistant Secretary of Purchaser with respect to the matters described in Sections 9.3,
9.4 and 9.6 hereof;

                      (v) the opinion of Alston & Bird LLP, counsel to Purchaser, in substantially the form of Exhibit D hereto (the "Purchaser Opinion");

                      (vi) certificates of existence or certificates of good standing of Purchaser, as of a date within a reasonable period of time prior to the Closing Date, from the States of Delaware and Alabama;

                      (vii) such other evidence of the performance of all covenants and satisfaction of all of the conditions required of Purchaser by this Agreement, at or before the Closing Date, as Seller or its counsel may reasonably require.

                      (viii) a letter identifying those exceptions to title set forth on Schedule B to the final title binders to be delivered at Closing which Purchaser has agreed to waive.

         The documents and certificates to be delivered hereunder by or on behalf of the Purchaser on the Closing Date shall be in form and substance reasonably satisfactory to the Seller and its counsel.

         4.3      Conveyance of Title to Real Property.
                  ------------------------------------

                  (a) Seller shall convey title to the Real Property to Purchaser by special or general warranty deed in a form customarily used in the locality in which the Real Property is located, subject, however, to Permitted Encumbrances. Each such deed shall be executed in accordance with the requirements of the laws of the state in which such Real Property is located and shall be in such form as will permit the deed to be recorded. Seller shall transfer and assign to Purchaser its rights under the Real Property Leases (and its rights in and to all deposits thereunder, if any (other than with respect to the Illinois Lease Agreement, the Oak Brook Lease Agreement and the Pittsburgh Agreement), and all buildings, other structures, and improvements permitted to be retained or removed by the lessee thereunder) by transfer and assignment in form reasonably acceptable to Purchaser and its counsel. Regardless of whether Purchaser objects to the same as provided hereinbelow, the Real Property and the Leased Real Property shall not be subject to (i) any mortgage, deed of trust, security deed, security agreement, judgment, lien or claim of lien, or any other title exception or defect created, caused, suffered or incurred by Seller that is monetary in nature, Seller hereby agreeing to pay and satisfy of record any such monetary title defects or encumbrances prior to or at Closing at Seller's expense, or (ii) any leases, rental agreements or other rights of occupancy of any kind (other than the Real Property Leases), whether oral or written, except as disclosed to and accepted by Purchaser as provided elsewhere herein.

                  (b) Purchaser has examined the title to and has obtained a current survey of each parcel of Real Property and Leased Real Property and has heretofore notified Seller in writing of any objections to, defects in or encumbrances upon Seller's title to or interest in such Real Property or Leased Real Property, other than Permitted Encumbrances. Seller covenants and agrees that it will, at Seller's own cost and expenses, satisfy those material title defects and encumbrances of which Purchaser has notified Seller in writing as of the Closing Date.

         4.4      Survey and Inspection of Property.
                  ---------------------------------

                  (a) Seller has granted to Purchaser and Purchaser's agents, employees and independent contractors the right and privilege to enter upon the Real Property and the Leased Real Property prior to the date hereof to inspect the Real Property and the Leased Real Property and to conduct soil borings and other environmental, geological, engineering, percolation, hydrologic, feasibility, or landscaping tests or studies, all at Purchaser's sole cost and expense, provided such testing does not unreasonably interfere with the operation of the Business at that location. Purchaser agrees to defend and indemnify Seller from and against any liability or obligation arising out of such entry or testing by Purchaser or Purchaser's agents under this subsection. Prior to the Closing Date, Purchaser shall provide copies of all drafts and finished reports of the Phase I environmental assessment reports prepared by GaiaTech Inc. in connection with the transactions contemplated herein to Seller, as soon as practicable. Prior to the Closing Date, the reporting of any detection of a violation or possible violations to appropriate governmental authorities shall be controlled by Seller.

                  (b) Each parcel of Real Property shall be described in the deed conveying such parcel and other closing documents either by (i) the metes and bounds description set forth for such parcel (if any) on Exhibit A attached to and incorporated into Schedule 5.8.1 hereto, or (ii) the metes and bounds description of such parcel set forth in the deed vesting title to such parcel in Seller, as said metes and bounds descriptions in item (i) or (ii) may be modified by mutual agreement of the parties acting in good faith with respect thereto, provided, however, in the event Purchaser or Seller causes a new survey of a parcel of Real Property to be made by a land surveyor registered or licensed in the state in which such Real Property is located, and the resulting plat of survey accurately depicts the boundaries of such Real Property and those characteristics of such Real Property that would be revealed by a careful inspection of such Real Property and is otherwise reasonably acceptable to Seller, then reference shall be made to such new plat in the description of such Real Property and the legal description of such Real Property in the closing documents shall be prepared therefrom.

         4.5      Certain Consents. To the extent that Seller's rights under any
                  ----------------
agreement, Contract, commitment, lease, Permit, Real Property Lease or other Acquired Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained prior to the Closing Date, and which is important to the ownership, use or disposition by Purchaser of an Acquired Asset, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller, at its expense, shall use its commercially reasonable best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Acquired Asset in question, so that Purchaser would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law, and the specific Acquired Asset and at Seller's expense, shall act after the Closing as Purchaser's agent in order to obtain for the Purchaser the benefits thereunder, and Seller shall cooperate, to the maximum extent permitted by law and the specific Acquired Assets with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser, including any sublease or subcontract or similar arrangement.

         4.6      Further Assurances. Each of the parties will, from time to
                  ------------------
time after the Closing Date at the other party's request and without further compensation, execute, acknowledge, and deliver to the other party such additional instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications, and further assurances as the other party may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Acquired Assets, or to better enable Purchaser to complete, perform, or discharge any of the Assumed Liabilities. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser that:

         5.1      Organization and Qualification. Seller is a corporation duly
                  ------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware. Seller is duly qualified and is in good standing as a foreign corporation in each of the jurisdictions set forth on Schedule 5.1.1, which constitute all of the jurisdictions where Seller owns or leases property that is used in the Business or where Seller conducts the Business. Schedule 5.1.2 hereto contains the address (including city, county, state, or other jurisdiction and zip code) of each location where any of the Acquired Assets are located and each trade name under which Seller operates at each such address and any additional business and trade names under which the Business has been operated at each such address in the five (5) years preceding the date of this Agreement.

         5.2      Authority. Seller has full power and authority to enter into
                  ---------
this Agreement and the agreements to which it is a party contemplated hereby, or executed in connection herewith (collectively, this Agreement and the other documents or agreements to be executed in connection herewith shall be referred to hereinafter as the "Acquisition

Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of each of the Acquisition Documents to which Seller is a party has been duly and validly authorized and approved by all necessary action on the part of Seller. Each of the Acquisition Documents to which Seller is a party is the legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable equitable principles (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, to the exercise of judicial discretion in accordance with general equitable principles, and to equitable defenses that may be applied to the remedy of specific performance. Neither the execution and delivery by Seller of any of the Acquisition Documents to which Seller is a party nor, subject to obtaining the consents and approvals described in Schedules 5.7.5, 5.8.2, and 5.9.1, and the transfer of the Permits described in Schedule 5.17, the consummation by Seller of the transactions contemplated hereby and thereby will
(i) violate Seller's Certificate of Incorporation or Bylaws, (ii) violate any provisions of law or any order of any court or any governmental entity to which Seller is subject, or by which the Acquired Assets may be bound, (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Seller is a party or by which it or any of the Acquired Assets may be bound, or (iv) result in the creation of any lien, charge, or encumbrance upon any of the Acquired Assets, or result in the acceleration of the maturity of any payment date of any of the Assumed Liabilities, or increase or adversely affect the obligations of Seller under any of the Assumed Liabilities.

         5.3      Subsidiaries; Joint Ventures. No shares of any corporation or
                  ----------------------------
any ownership or other investment interest, either of record, beneficially or equitably, in any association, partnership, joint venture or other legal entity are included in the Acquired Assets.

         5.4      Financial Statements. Attached as Schedule 5.4 are true,
                  --------------------
correct, and complete copies of the unaudited balance sheets and related statements of income and cash flows of the Business as, at and for the fiscal years ended December 31, 1997, December 31, 1998 and for the periods then ended, and the unaudited financial statements of the Business prepared by Seller at and for the three (3) month periods ended March 31, 1999 and June 30, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared from the books and records of Seller, and present fairly in accordance with GAAP, consistently applied, the financial position and results of operation of the Business as at the dates and for the periods indicated (other than as disclosed in the footnotes thereto), such Financial Statements having been included in the preparation of Seller's consolidated financial statements. The Business has no liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent or otherwise, and whether due or to become due) which are not fully and adequately accrued or reserved against in the Financial Statements in accordance with GAAP consistently applied. Seller has not received any advice or notification from its independent certified public accountants that Seller has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Financial Statements or the books and records, any properties, assets, liabilities, revenues, or expenses. Except as set forth on Schedule 5.4.1, the Financial Statements do not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, individually in excess of $10,000 and in the aggregate in excess of $60,000. The books, records, and accounts of Seller maintained with respect to the Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Seller with respect to the Business. Seller has not engaged in any transaction with respect to the Business, maintained any bank account for the Business, or used any of the funds of Seller in the conduct of the Business, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of the Business.

         5.5      Inventories. All Inventory, whether reflected on the Financial
                  -----------
Statements or subsequently acquired, (a) is now and at the Closing Date will be on those locations described on Schedule 5.5 or located on the Real Property described on Schedule 5.8.1 or on the Leased Real Property described on Schedule
5.8.2 consistent with past practices, (b) has been or will be acquired by Seller only in bona fide transactions entered into in the ordinary course of business,
(c) is of good and merchantable quality except to the extent adequately reserved for in the Financial Statements, (d) is not now and at the Closing Date will not be subject to any write-down or write-off in excess of the reserves established, and (e) is valued at the lesser of cost or net realizable market value, with appropriate adjustments for stale and slow moving Inventory in accordance with GAAP. Except as described in Schedule 5.5, Seller has now and on the Closing Date will have valid legal title to its Inventory free and clear of any consignments, liens, claims, charges, and encumbrances, other than encumbrances which shall be removed prior to Closing. Seller is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers, or other customers which shall not be reserved against in the Closing Date Balance Sheet.

         5.6      Accounts Receivable. All Accounts Receivable shown on the
                  -------------------
Financial Statements represent, and the Accounts Receivable of Seller outstanding on the Closing Date will represent, sales actually made or services actually performed in the ordinary course of business in bona fide transactions completed in accordance with the terms and provisions contained in any documents relating thereto and are fully collectible to the extent not reserved for in the Closing Date Balance Sheet. The reserves for uncollectible Accounts Receivable reflected on the Financial Statements were established in accordance with GAAP and are adequate in light of all the facts then known to Seller and Seller's historical methods and practices in establishing such reserves. The Accounts Receivable outstanding on the Closing Date are subject to no defenses, counterclaims, or rights of setoff other than those arising in the ordinary course of business and for which adequate reserves have been established.

         5.7      Personal Property.
                  -----------------

                  (a) Schedule 5.7.1 contains a true and correct list and a description (including serial number) of all Vehicles indicating, with respect to each, those which are owned by Seller and those which are leased by Seller.
Schedule 5.7.2 contains a true and correct list of all Equipment (excluding items of Equipment having a value of less than $1,000 individually, or $10,000 in the aggregate) indicating, with respect to each, those which are owned by Seller and those which are leased by Seller. Schedule 5.7.3 contains a true and correct list of all Furniture and Fixtures and all other items of personal property (excluding items of Furniture and Fixtures and other personal property having a value of less than $1,000 individually, or $10,000 in the aggregate) indicating, with respect to each, those which are owned by Seller and those which are leased by Seller. Seller has good and marketable title to all of its Furniture and Fixtures, Equipment, Vehicles, and other items of personal property included among the Acquired Assets (whether or not disclosed in Schedules 5.7.1, 5.7.2, or 5.7.3), free and clear of all liens, claims, charges, security interests, and other encumbrances of any kind and of any nature, except as disclosed on Schedule 5.7.4.

                  (b) Schedule 5.7.5 contains a list of all leases for Vehicles, Equipment, Furniture and Fixtures, or other items of personal property included among the Acquired Assets (except miscellaneous leases having an aggregate value, if capitalized, of less than $10,000) leased by Seller and included in the Acquired Assets. True and correct copies of each lease listed on Schedule
5.7.5 and any amendments, extensions, and renewals thereof are attached thereto. Each of the leases described on Schedule 5.7.5 is in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults, the consequences of which, severally or in the aggregate, would have an adverse effect on the Business. No rights of Seller under such leases have been assigned or otherwise transferred as security for any obligation of Seller. Except as described on Schedule 5.7.5 and 5.9.2(a), all such leases are fully assignable without the consent of any third party.

         5.8      Real Property: Leased Real Property.
                  -----------------------------------

                  (a) Schedule 5.8.1 contains a true and correct list of each parcel of Real Property. Except as reflected in the original or amended title insurance binders delivered to Purchaser or otherwise in Schedule 5.8.1, Seller has good and marketable fee simple title to the Real Property, free and clear of all mortgages, liens, charges, encumbrances, and purchase options and other rights to or against such property, other than Permitted Encumbrances. The conveyance of the Real Property to Purchaser shall not cause a breach, default, or event of default under any of the mortgages except for those mortgages identified on Schedule 5.8.1 as requiring consents.

                  (b) Schedule 5.8.2 contains a true and correct list of each parcel of Leased Real Property. Attached to Schedule 5.8.2 is a true and correct copy of each Lease pursuant to which Seller leases the Leased Real Property and any amendments, extensions, and renewals thereof (the "Real Property Leases"). Seller hereby represents that it is the lessee under each of the Real Property Leases. Each Real Property Lease is in full force and effect and there is no existing default or event of default, real or claimed, or event which with notice or lapse of time or both would constitute a default thereunder by Seller or, to the knowledge of Seller, any other party to such Real Property Leases. Except for Permitted Encumbrances, or as described in Schedule 5.8.2, Seller's interest in each of the Real Property Leases is free and clear of any mortgages and liens, and is not subject to any deeds of trust, assignments, subleases, or rights of any third parties known to or created or permitted by Seller other than the lessor thereof or any mortgagees of such lessors. The assignment of any of the Leased Real Property to Purchaser shall not cause a breach, default, or event of default under any lease or, to Seller's knowledge without independent inquiry, mortgage relating to such parcel except for those leases or mortgages identified on Schedule 5.8.2 as requiring consents. Seller shall use its commercially reasonable best efforts to obtain the necessary consents or estoppels pursuant to Sections 7.5 and 8.18 hereof; provided however, the failure to obtain any such consent after Seller has used its commercially reasonable best efforts to do so shall not constitute a breach of this Agreement but obtaining such consent shall remain a condition precedent to Purchaser's obligations hereunder as and to the extent provided in Section 8.5 below.

                  (c) To Seller's Knowledge, all improvements on the Real Property and the Leased Real Property conform to all applicable state and local laws, use restrictions, building ordinances, building and fire codes the noncompliance of which would have a material adverse effect on Seller's current ownership or use of such property by Seller, and the property is zoned for the various purposes for which the Real Property and the Leased Real Property and improvements thereon are presently being used.

                  (d) Seller has received no written notice of any pending or threatened condemnations, planned public improvements, annexation, special assessments, zoning or subdivision changes, or other adverse claims affecting the Real Property or the Leased Real Property.

                  (e) There is no private restrictive covenant or governmental use restriction (including zoning) known to Seller, on all or any portion of the Real Property or the Leased Real Property which prohibits the current use of the Real Property and the Leased Real Property.

                  (f) To Seller's Knowledge, all licenses, permits and approvals required for the occupancy and operation of the Real Property and the Leased Real Property (with appurtenant parking uses) as presently being used have been obtained and are in full force and effect. Seller has received no written notices of violations in connection with such items, except as disclosed in the Environmental Audit Reports attached to Schedule 5.12.6 hereto.

                  (g) Seller does not have in its possession any studies or reports which indicate any defects in the design or construction of any of the improvements on the Real Property or the Leased Real Property.

                  (h) Seller has not failed to pay any taxes, assessments, or other charges adversely affecting the present use of the Real Property or Leased Real Property which are due and payable.

                  (i) There is no pending litigation or dispute, and Seller has received no notice of any disputes, concerning the location of the lines and corners of the Real Property, and Seller has not been served with any legal action concerning the location of the lines and corners of the Real Property.

                  (j) No person or entity, other than Purchaser, has any right, agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Real Property.

                  (k) The Real Property is not subject to or affected by any special assessment for public improvements or otherwise, whether or not there is presently a lien upon the Real Property. Except as described on Schedule 5.8.3, Seller has made no commitment to any governmental authority, utility company, school board, church or other religious body, homeowner or homeowner's association or any other organization, group or individual relating to the Real Property which would impose an obligation upon Seller or its successors or assigns to make any contributions or dedications of money or land, or to construct, install or maintain any improvements of a public or private nature as part of the Real Property or upon separate lands. No governmental authority has imposed any requirement that Seller pay, directly or indirectly, any special fees or contributions or incur any expenses or obligations in connection with the development of the Real Property or any portion thereof, other than any regular and nondiscriminatory local real estate or school taxes assessed against the Real Property. The parcels comprising the Real Property are separately assessed for real property tax assessment purposes and are not combined with any other real property for tax assessment purposes. Seller has received no notice of any contemplated or actual reassessment of the Real Property or any portion thereof for general real estate tax purposes. As of the date hereof, all due and payable taxes, assessments, water charges and sewer charges affecting the Real Property and, to Seller's knowledge, the Leased Real Property, or any portion thereof have been paid.

                  (l) To Seller's Knowledge, Seller has complied with all applicable laws, ordinances, regulations, statutes, rules and restrictions pertaining to and affecting the Real Property which relate to such subdivision, except as disclosed in the Environmental Audit Reports attached to Schedule 5.12.6.

                  (m) There is no default or breach by Seller nor, to the best of Seller's knowledge, any other party thereto, under any covenants, conditions, restrictions or easements which may affect the Real Property or the Leased Real Property or any portion or portions thereof which are to be performed or complied with by the owner of the Real Property or the Leased Real Property, and no condition or circumstance exists which, with the giving of notice or the passage of time, or both, would constitute a default or breach by Seller nor, to the best of Seller's knowledge, any other party thereto, under any such covenants, conditions, restrictions, rights-of-way or easements.

         5.9      Contracts.
                  ---------

                  (a) Schedule 5.9.1 contains a true and correct list of all Contracts not otherwise listed on Schedules 5.7.5, 5.8.2, 5.10 or 5.16, together with a true and correct copy (and, if oral, a description) of each such Contract (other than Real Property Leases, personal property leases, and purchase orders), that: (i) has a duration of twelve (12) months or more, (ii) requires or could require any party thereto to pay $20,000 or more, or (iii) is between Seller and any officer, stockholder, director, employee, or affiliate and all modifications, amendments, renewals, or extensions thereof. Each of the Contracts was entered into prior to the Closing Date in the ordinary course of business on terms substantially consistent with Seller's practice prior thereto. Except as listed on Schedules 5.7.5, 5.8.2, 5.9.1, 5.10 or 5.16, Seller is not a party to any written or legally binding oral:

                           (i)      agreement, contract, or commitment with any
present or former employee or consultant or for the employment of any person, including any consultant, who is engaged in the conduct of the Business;

                           (ii)     agreement, contract, or commitment for the
future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services are used in the conduct of the Business involving in any one case $20,000 or more;

                           (iii)    agreement, contract or commitment to sell or
supply products ("Goods Contracts") or to perform maintenance, services or similar duties

("Services Contracts") in connection with the Business involving in any one case $20,000 or more;

                           (iv)     distribution, dealer, representative, or
sales agency agreement, contract, or commitment relating to the Business;

                           (v)      lease under which Seller is lessor relating
to the Acquired Assets or any property at which the Acquired Assets are located;

                           (vi)     note, debenture, bond, equipment trust
agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money relating to the Business or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person relating to the Business;

                           (vii)    agreement, contract, or commitment for any
charitable or political contribution relating to the Business;

                           (viii)   agreement, contract, or commitment limiting
or restraining the Business or any successor thereto from engaging or competing in any manner or in any business, nor, to Seller's knowledge, is any employee of Seller engaged in the conduct of the Business subject to any such agreement, contract, or commitment;

                           (ix)     material agreement, contract, or commitment
relating to the Business not made in the ordinary course of business; or

                           (x)      agreement, contract or transaction with the
Seller or any affiliate thereof.

                  (b) Schedule 5.9.2 contains a true and correct list of all commitments for capital expenditures that have been approved or made prior to the date of this Agreement in excess of $10,000 by Seller and that remain outstanding as of the date hereof.

                  (c) Each of the Contracts is in full force and effect and there exists no breach or violation of or default under any of such Contracts by Seller or, to the knowledge of Seller, any other party to such Contracts or any event which, with notice or the lapse of time, or both, will create a breach or violation thereof or default thereunder by Seller or, to the knowledge of Seller, any other party to such Contracts. Schedule 5.9.2(a) hereto sets forth, as of the Closing Date, the assignment status for the Contracts set forth on Schedules 5.7.5, 5.8.2, 5.9.1, 5.10 and 5.16 (including, the Contracts that are
(i) freely assignable, (ii) assignable with third party consent, (iii) silent as to assignment, and (iv) not assignable.

                  (d) Except as indicated on Schedule 5.14, there exists no actual or, to the best knowledge of Seller, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract, which would have [a material] adverse effect on the business or condition, financial or otherwise, of the Business, including without limitation, (i) the business relationship of Seller with any customer, distributor, or related group of customers or distributors whose purchases individually or in the aggregate are material to the operations and financial condition of the Business, (ii) the requirements of any customer or related group of customers of Seller whose purchases individually or in the aggregate are material to the operations and financial condition of the Business, or (iii) the business relationship of Seller with any material supplier to the Business.

                  (e) Seller has not granted any power of attorney affecting or with respect to the Business or the Acquired Assets that remains outstanding (other than powers of attorney entered into in the ordinary course of business with freight forwarders for shipping product).

                  (f) Schedule 5.9.3 contains a true and correct list of customers which collectively accounted for forty-two and thirteen one-hundredths percent (42.13%) of Seller's revenues during the fiscal year ended December 31, 1998, and for the period commencing January 1, 1999 through the last day of the month preceding the date hereof, together with the dollar amount of sales made to each customer for each such period. To the knowledge of Seller, no person or entity listed on Schedule 5.9.3 has indicated or threatened that it intends to materially decrease the amount of business that it does with Seller related to the Business. Schedule 5.9.3 also describes all discount, rebate, consignment, make and hold and similar arrangements offered by Seller to customers of the Business.

         5.10     Intellectual Property. Schedule 5.10 contains a true and
                  ---------------------
correct list of all patents, domain names, websites, registered copyrights, and commercially significant trademarks, trade names, service marks included in the Intellectual Property, containing a brief description of each item of Intellectual Property and the nature of Seller's interest therein. The Acquired Assets include and, upon the purchase of those assets, Purchaser will own or have the uncontested right to use all, patents, designs, art work, designs-in-progress, formulations, know-how, inventions, trademarks, trade names, trade styles, service marks, copyrights, manufacturing processes, logos, and confidential or proprietary information necessary for the conduct of the Business as presently conducted. No claim is pending or, to the best of Seller's knowledge threatened, and Seller has received no notice that the conduct of the Business (including without limitation, Seller's use of any Intellectual Property) infringes upon or conflicts with any rights claimed therein by any third party, nor is Seller aware of any unasserted claim the assertion of which is probable. No use by Seller of any Intellectual Property licensed to it violates the terms of any agreement pursuant to which it is licensed. No claim is pending, or to the best of Seller's knowledge threatened, which alleges that any Intellectual Property owned or licensed by Seller or which Seller otherwise has the right to use is invalid or unenforceable by Seller, nor is Seller aware of any such claim that is unasserted, but the assertion of which is probable. Except as set forth on Schedule 5.10, Seller does not manufacture products which are the subject of patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, trade styles, service marks, or trade secrets owned by or licensed from third parties. Except as shown on
Schedule 5.10, no royalties or fees are payable by Seller to anyone for use of any Intellectual Property. True, correct, and complete copies of all agreements pursuant to which Seller has any license or right to use any Intellectual Property are attached to Schedule 5.10. All such agreements are in full force and effect and, there are no existing defaults or events of default, real or claimed, or events which with or without notice or lapse of time or both would constitute defaults under such agreements that would give the non-defaulting party a right to terminate such agreement or a right to receive any payment pursuant to such agreement. Seller has not received any notice that the manufacture, use, or sale by Seller of its products, or any component or part thereof, nor any manufacturing operation or machinery employed by Seller, violates or infringes upon any claims of any United States or foreign patent or patent application owned or held by any third party, nor is Seller aware of any unasserted claim the assertion of which is probable. All Seller's Intellectual Property and registrations, applications, and agreements related thereto are fully assignable to Purchaser without the consent of any third party, except as shown on Schedule 5.10.

         5.11     Insurance. The Acquired Assets and the Business are insured
                  ---------
under various policies of general liability and other forms of insurance, which policies are in amounts adequate in the reasonable judgment of Seller. Seller has not been refused any insurance with respect to the Business, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five (5) years. There are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Business or the Acquired Assets which require or recommend changes in the conduct of the Business, or require any repairs or other work to be done with respect to any of the Acquired Assets or operations of the Business.

         5.12     Environmental Matters and OSHA.
                  ------------------------------

                  (a) Except as set forth in Schedule 5.12.1 and disclosed in the environmental audit reports attached hereto as Schedule 5.12.6 ("Environmental Audit Reports") hereto, Seller, with respect to the Business,

                      (i) is in compliance with all laws, rules, and regulations relating to environmental protection. Seller has not (A) been notified that it is potentially liable under or (B) received any requests for information or other correspondence concerning any site or facility under, nor has Seller any reason to believe that it is considered potentially liable under the CERCLA, or any similar law;

                      (ii) has accurately prepared and timely filed with the appropriate jurisdictions all reports and filings required pursuant to any federal, state, or local law, regulation, statute, or order applicable to or affecting the Business of the Seller or the Acquired Assets;

                       (iii) has not entered into or received any consent decree, compliance order, or administrative order relating to environmental protection;

                       (iv) has not entered into or received nor is Seller in default under any judgment, order, writ, injunction or decree of any federal, state, or municipal court or other governmental authority relating to environmental protection;

                        (v) has obtained all permits, licenses, approvals, consents, orders, and authorizations relating to environmental protection ("Environmental Permits") which are required under federal, state, or local laws, rules, and regulations in connection with the Business or the ownership, use, or lease of the Acquired Assets, and which, if not so obtained, would cause a material adverse effect on the ownership, operation or disposal of the Business or the Acquired Assets, taken as a whole, and Schedule 5.12.2 contains a complete list and description of each such Environmental Permit. Except as described in Schedule 5.12.2, Seller is in compliance with each such Environmental Permit and no Environmental Permit restricts Seller from operating any Equipment covered by such Environmental Permit as currently being conducted; and

                        (vi) has not been, and currently is not, a "generator" of "hazardous waste" (as those terms are defined by the Resource Conservation and Recovery Act of 1976 and the regulations promulgated thereunder), for the purposes of obtaining an EPA identification number under 40 C.F.R. (S)262.12(a) or complying with the manifest system under Subpart 8 of 40 C.F.R. Part 262.

                  (b) With respect to the Business,

                      (i) except as set forth on Schedule 5.12.3 or as described in the Environmental Audit Reports, there are no actions, suits, claims, arbitration proceedings, or complaints pending or, to the best of Seller's knowledge, threatened by any governmental authority, municipality, community, citizen, or other entity, against Seller relating to environmental protection, compliance with environmental laws, or the condition of the Real Property or the Leased Real Property;

                      (ii) except as set forth on Schedule 5.12.4 or as described in the Environmental Audit Reports, there has been no disposal, release, burial, or placement of hazardous or toxic substances, pollutants, contaminants, petroleum, gas products, or asbestos-containing materials (as any of such terms may be defined under federal, state, or local law) or other Hazardous Materials by Seller or, to the best of Seller's knowledge, by any other party on, in, at, or about any of the Real Property or Leased Real Property or any facilities used for or in connection with the Business that could subject Purchaser to damages, costs, penalties or expenses, or recovery or remediation requirements under any current federal, state or local law, rule or regulation;

                      (iii) all above-ground and underground storage tanks located on the Real Property and the Leased Real Property have been identified in Schedule 5.12.5, together with a description of the materials stored therein and a statement as to whether such tanks are currently used by Seller;

                      (iv) no lien has arisen on any of the Acquired Assets under or as a result of any federal, state, or local law, rule, or regulation relating to environmental protection;

                      (v) except as identified in Schedule 5.12.6, no audit or other investigation has been conducted as to environmental matters at any of Seller's properties by any private party during or, to the best of Seller's knowledge, prior to the period during which Seller owned, leased or operated such properties.

                  (c) Except as set forth in Schedule 5.12.7, Seller is in material compliance with all applicable laws relating to employee health and safety; and Seller has not received any written notice that the Acquired Assets violate any applicable legal requirements or otherwise can be made the basis of any claim, citations, proceeding, or investigation, based on or related to violations of employee health and safety requirements.

         5.13     Litigation. Except as listed and briefly described on Schedule
                  ----------
5.13, there are no claims, charges, arbitrations, grievances, actions, suits, proceedings, or investigations pending or to Seller's knowledge threatened against, or adversely affecting the Business or any of the Acquired Assets, at law or in equity or admiralty, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, nor is Seller aware of any unasserted claim, charge, arbitration, grievance, action, suit, proceeding or investigation, the assertion of which is probable. Seller is not in default under or in violation of any order, writ, injunction, or decree of any federal, state, municipal court, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Business or the Acquired Assets.

         5.14     Absence of Changes. Except as set forth on Schedule 5.14 or on
                  ------------------
the monthly financial statements referenced in Section 5.4, since March 31, 1999, there has not been any transaction or occurrence in which Seller, with respect to the Business, has:

                  (a) suffered any material adverse change in the business, operations, condition (financial or otherwise), liabilities, assets, or earnings of the Business nor, to Seller's knowledge, has there been any event which has had or may reasonably be expected to have a material adverse effect on any of the foregoing;

                  (b) incurred any obligations or liabilities of any nature other than items incurred in the regular and ordinary course of business, consistent with past practice, or increased (or experienced any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice;

                  (c) paid, discharged, or satisfied any claim, lien, encumbrance, obligation, or liability (whether absolute, accrued, contingent, and whether due or to become due), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice of claims, liens, encumbrances, obligations, or liabilities of the type reflected or reserved against in the Financial Statements or which were incurred since March 31, 1999 in the ordinary course of business consistent with past practice;

                  (d) permitted, allowed, or suffered any of its properties or assets (real, personal or mixed, tangible, or intangible) to be subjected to any mortgage, pledge, lien, encumbrance, restriction, or charge of any kind, other than Permitted Encumbrances;

                  (e) written down or written up the value of any Inventory (including write-downs by reason of shrinkage or markdowns), determined as collectible any Accounts Receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any Accounts Receivable or any portion thereof, except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice, none of which is material in amount;

                  (f) canceled any debts or waived any claims or rights in excess of $5,000.00 individually or $10,000.00 in the aggregate;

                  (g) disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or disposed of or to the best of Seller's knowledge disclosed to any person not authorized to have such information any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

                  (h) except for the capital expenditure commitments described on Schedule 5.9.2, made any significant capital expenditure or commitment for additions to property, plant, equipment, intangible, or capital assets or for any other purpose, other than for emergency repairs or replacement;

                  (i) incurred any long term indebtedness;

                  (j) paid, loaned, distributed, or advanced any amounts to, sold, transferred, or leased any properties or assets (real, personal or mixed, tangible or intangible) to, purchased, leased, licensed, or otherwise acquired any properties or assets from, or entered into any other agreement or arrangement with (i) any stockholder, officer, employee, or director of Seller,
(ii) any corporation or partnership in which any affiliate is an officer, director, or holder directly or indirectly of five percent (5%) or more of the outstanding equity or debt securities, or (iii) any person controlling, controlled by, or under common control with any such partner, stockholder, officer, director, or affiliate except for compensation not exceeding the rate of compensation set forth on Schedule 5.16 or permitted by Section 5.14(m) and for routine travel advances to officers and employees;

                  (k) entered into any collective bargaining or labor agreement (oral and legally binding or written), or experienced any organized slowdown, work interruption, strike, or work stoppage;

                  (l) sold, transferred, or otherwise disposed of any of the Acquired Assets except in the ordinary course of business consistent with past practice;

                  (m) granted or incurred any obligation for any increase in the compensation of any officer or employee of Seller (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, retirement, or other plan or commitment) except for raises to employees in the ordinary course of business consistent with past practice;

                  (n) made any material change in any method of accounting or accounting principle, practice, or policy;

                  (o) suffered any casualty loss or damage in excess of $25,000 in the aggregate (whether or not insured against);

                  (p) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses in excess of $5,000 in the aggregate;

                  (q) taken any other action neither in the ordinary course of business and consistent with past practice nor provided for in this Agreement; or

                  (r) agreed, so as to legally bind Seller whether in writing or otherwise, to take any of the actions set forth in this Section 5.14 and not otherwise permitted by this Agreement.

         5.15     Brokers and Finders. Neither Seller nor any affiliate of
                  -------------------
Seller has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by the Acquisition Documents.

         5.16     Labor Matters. Schedule 5.16 contains a true and correct and
                  -------------
complete list of all present employees and sales representatives employed or engaged by Seller in the Business, their total remuneration for the year ended December 31, 1998, their current remuneration, and a description of all perquisites and fringe benefits they receive or are eligible to receive. Except as described on Schedule 5.16, Seller, within the last three (3) years, has not experienced any organized slowdown, work interruption, strike, or work stoppage by employees of Seller engaged in the Business. Except as set forth on Schedule 5.16, Seller is not a party to nor does Seller have any obligation pursuant to any oral and legally binding or written agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of the employees of Seller engaged in the Business, nor is Seller obligated under any agreement to recognize or bargain with any labor organization or union on behalf of such employees. Neither Seller, with respect to the Business, nor any of its officers, directors, or employees has been charged or, to Seller's knowledge, threatened with the charge of any unfair labor practice, with respect to the Business within the last two (2) years. Seller, with respect to the Business, is in material compliance with all applicable federal, state, local and foreign laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of Seller's employees, including applicable wage and hour laws, fair employment laws, safety laws, worker compensation statutes, unemployment laws, and social security laws. Except as described on Schedule 5.16, with respect to the Business, there are no pending or, to Seller's knowledge, threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning: wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any federal, state, local or foreign equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; occupational safety and health; workers' compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; immigration or any other claim based on the employment relationship or termination of the employment relationship (collectively,

"Labor Claims"). With respect to the Business, Seller is not liable for any unpaid wages, bonuses, or commissions (other than those not yet due) or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing. Except as described on Schedule 5.16, there is no outstanding agreement or arrangement with respect to severance payments with respect to any Employee.

         5.17     Governmental Approval and Consents. Except as described on
                  ----------------------------------
Schedule 5.17 and as set forth in the Environmental Audit Reports, Seller, with respect to the Business, has obtained all governmental approvals, authorizations, permits, licenses, and orders required for the lawful operation of the Business as presently conducted the absence of which would materially and adversely affect the operation of the Business. Schedule 5.17 contains a true and correct copy of each such approval, authorization, permit, license, and order.

         5.18     Taxes.
                  -----

                  (a) Seller has timely filed, and as of the Closing Date will have timely filed, all federal and foreign income tax returns, and, with respect to the Business, all state, county, and local income, franchise, property, sales, use, unemployment, and other tax returns in each jurisdiction where such returns are required to be filed on or prior to the Closing Date, taking into account any extensions of the filing deadlines which have been validly granted to Seller, and such returns are and will be true and correct in all material respects. Seller, with respect to the Business, has paid, or by the Closing Date will have paid, all federal, state, county, and local income, franchise, property, sales, use, and all other taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period ended on or prior to the Closing Date whether shown as due on such returns or not, or Seller is contesting in good faith such taxes and assessments, in which event Seller has disclosed the details of such contests on
Schedule 5.18.1.

                  (b) Schedule 5.18.1 provides a brief description of any pending federal and state tax disputes in which Seller, with respect to the Business, is alleged to be liable or in which Seller is claiming a refund, including the nature and amount of the controversy, the respective positions of the parties as to any amounts claimed to be due thereunder, and the current status thereof.

                  (c) All taxes required to be withheld prior to the Closing Date from employees of Seller engaged in the Business for income taxes and social security taxes have been properly withheld and, if required prior to the Closing Date, have been deposited with the appropriate governmental agency.

                  (d) No claim or investigation is pending, or to the best of Seller's knowledge, threatened, by any state, local, or other jurisdiction alleging that Seller has a duty to file tax returns and pay taxes or is otherwise subject to the taxing authority of any jurisdiction not included in Schedule 5.18.1 with respect to any taxes covered by Section 10.3, nor has Seller received any notice or questionnaire from any such jurisdiction which suggests or asserts that Seller, with respect to the Business, may have a duty to file such returns and pay such taxes, or otherwise is subject to the taxing authority of such jurisdiction.

         5.19     Employee Benefit Plans.
                  ----------------------

                  (a) Schedule 5.19 contains a true and complete list of all the following agreements or plans which are presently in effect (and with respect to multi-employer plans, those plans which have previously been in effect) and which cover employees of Seller engaged in the Business ("Employees"), including, without limitation, incentive, bonus, vacation and severance programs:

                       (i) Any employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") or under which Seller, with respect to Employees, has any outstanding, present, or future obligation or liability, or under which any Employee has any present or future right to benefits which are covered by ERISA; or

                        (ii) Any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, stock appreciation, phantom stock or other equity-based, incentive, bonus, performance vacation, termination, retention, change of control, severance, "golden parachute," disability, hospitalization, medical, life insurance, or other employee benefit plan, program, policy, or arrangement, which Seller, with respect to the Business, maintains or to which Seller, with respect to the Business, has any outstanding, present, or future obligations to contribute or make payments under, whether voluntary, contingent, or otherwise.

The plans, programs, policies, or arrangements described in subparagraph (i) or
(ii) are hereinafter collectively referred to as the "Benefit Plans."

                  (b) The Benefit Plans have been or will be made available to the Purchaser for review, including, but not limited to, correct and complete copies of (i) all trust agreements or other funding arrangements for such Benefit Plans and all amendments thereto, (ii) with respect to any such Benefit Plans or amendments, all determination letters, rulings, opinion letters, information letters, advisory opinions issued by the Internal Revenue Service or the Department of Labor, and voluntary filings or other corrective actions described in Revenue Procedure 98-22.

                  (c) Seller and each of the Benefit Plans are in compliance with the applicable provisions of ERISA, those provisions of the Code applicable to the Benefit Plans and all other laws, restrictions, rulings, etc. applicable to such Benefit Plans.

                  (d) All contributions to, and payments from, the Benefit Plans which may have been required to be made in accordance with the Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made.

                  (e) There are (i) no pending investigations by any governmental authority involving the Benefit Plans, (ii) no termination proceedings involving the Benefit Plans, (iii) no threatened or pending claims (except for claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan which could give rise to any material liability, and (iv) no facts which could give rise to any material liability in the event of such investigation, claim, suit or proceeding.

                  (f) Neither the Benefit Plans, Seller, any Employee nor any trusts created thereunder or any trustee, administrator or other fiduciary thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which could subject Seller to the tax or penalty on prohibited transactions imposed by such Section 4975 or the sanctions imposed under Title I of ERISA.

                  (g) Neither Seller nor any entity aggregated with the Company at any time under Code Section 414 (an "ERISA Affiliate") has at anytime sponsored, contributed to or been obligated under Title I or Title IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)).

                  (h) Except as described on Schedule 5.19, neither Seller nor any ERISA Affiliate has had an "obligation to contribute" (as defined in ERISA
Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) or has incurred a "complete or partial withdrawal" (as defined in ERISA Sections 4203 and 4205).

                  (i) Seller has not incurred nor is it reasonably likely to incur any liability with respect to any plan or arrangement that would be included within the definition of "Benefit Plan" hereunder but for the fact that such plan or arrangement was discontinued or terminated before the date of this Agreement.

                  (j) Seller has not incurred any liability to provide, and no Transferred Benefit Plan includes an obligation to provide, death or medical benefits with respect to any current or former employee of Seller with respect to the Business beyond retirement or other termination of employment other than as required by Section 4890B of the Code.

                  (k) All annual returns and reports, audited or unaudited financial statements, actuarial reports, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and complete, have been timely filed with the IRS and timely delivered to participants and there has been no material changes in the information set forth therein. No material oral or written representation or communication with respect to any aspect of the Benefit Plans has been made to employees of Seller that is not in accordance with the written terms of such plans.

                  (l) Except as set forth on Schedule 5.19, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) entitle any current or former employee or director of Seller to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of Seller, (ii) increase or enhance any benefits payable under any Benefit Plan or
(iii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee or director.

                  (m) Seller has complied in all material respects with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through
608. Seller shall be responsible for complying with the requirements of Code
Section 4980 B and Part 6 of Title 1 of ERISA for its employees (including the Hired Employees, as hereinafter defined) and their "qualified beneficiaries" whose "qualifying event" (as such terms are defined in Code Section 4980 B) occurs on or prior to the Closing Date.

         5.20     Compliance with Laws. Except as set forth on the Environmental
                  --------------------
Audit Reports, Seller, with respect to the Business, is not engaging in any activity or omitting to take any action with respect to the Business or the Acquired Assets that is or creates a material violation of any law, statute, ordinance, or regulation applicable to the Business, or to the Acquired Assets. Neither the Business nor any of the Acquired Assets are subject to any judgment, order, writ, injunction, or decree issued by any court or any governmental or administrative body or agency which has a material effect on either of them. Seller possesses all permits and licenses material to the operation of the Business as presently conducted and is in compliance with all applicable laws, regulations, and orders issued by any court or governmental or administrative body or agency where a failure so to comply would have a material adverse effect on either the Business or the Acquired Assets. Seller, with respect to the Business, has not at any time during the last five (5) years (i) made any unlawful contribution to any political candidate, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or local governmental, regulatory or administrative officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

         5.21     Governmental Approval and Consents. Except for the filing of
                  ----------------------------------
the appropriate documents pertaining to the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended (the "HSR Act") with the United States Federal Trade Commission and the United States Department of Justice, and the expiration of the applicable waiting period or the receipt of an order of termination of the waiting period therefrom, no consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

         5.22     Adequacy of Acquired Assets. The Acquired Assets include all
                  ---------------------------
rights, properties, interests in properties, and assets necessary to permit Purchaser to carry on the Business as presently conducted by Seller. To Seller's knowledge, with no duty of independent inquiry, the Equipment, Furniture and Fixtures and the improvements on the Real Property are individually and in the aggregate in good condition and state of repair, reasonable wear and tear and normal depreciation excepted. To Seller's knowledge, with no duty of independent inquiry, Seller has no reason to anticipate, nor has it received any written notice from its representatives, that capital expenditures of greater than an aggregate of $50,000 will be required within twelve (12) months after the Closing Date to repair or replace any of such assets, other than non-capital expenditures for routine, preventive or remedial maintenance in the ordinary course of business and capital expenditures consistent in amount with past annually budgeted capital expenditures.

         5.23     Compliance with the Immigration Reform and Control Act. To the
                  ------------------------------------------------------
best of Seller's knowledge, Seller is in full compliance with and has not violated the terms and provisions of the Immigration Reform and Control Act of 1986, and all related regulations promulgated thereunder (the "Immigration Laws"). With respect to each employee (as defined in Section 274a.1(f) of Title 8, Code of Federal Regulations) of the Seller for whom compliance with the Immigration Laws by an employer (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) is required, the Seller, upon request of Purchaser, will make available to Purchaser prior to the Closing Date, such employee's Form I-9 (Employment Eligibility Verification Form) and all other records, documents or other papers which are retained with the Form I-9 by the employer pursuant to the Immigration Laws. The Seller has never been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with the Immigration Laws, nor is any such proceeding pending or, to the best of Seller's knowledge, threatened.

         5.24     Correctness of Representations. No representation or warranty
                  ------------------------------
of Seller in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto, contains, or on the Closing Date will contain, any untrue statement of material fact or omits, or on the Closing Date will omit, to state any fact necessary in order to make the statements contained therein not misleading in any material respect, and all such statements, representations, warranties, Exhibits, certificates, and Schedules shall be true and complete in all material respects on and as of the Closing Date as though made on that date. True copies of all mortgages, indentures, notes, leases, agreements, plans (except Company Benefit Plans), Contracts, and other instruments listed on the Schedules delivered or furnished to Purchaser pursuant to this Agreement have been delivered to Purchaser.

         5.25     Definition of "knowledge". The phrases "to the knowledge of
                  -------------------------
Seller", "Seller has not received notice", "to Seller's knowledge", "Seller has not been notified" and any other similar phrases as used in this Article 5 refer to the knowledge of the executive officers and general managers for each facility of Seller and the Division and, as to specific areas which are the subject of the representations and warranties, the knowledge of those employees of Seller and the Division having management responsibilities related to such specific areas. The list of such executive officers, general managers and employees is set forth on Schedule 5.25.

                                   ARTICLE 6
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

         6.1      Organization and Qualification. Purchaser is a corporation
                  ------------------------------
duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all corporate power and authority to conduct its business, to own, lease, or operate its properties in the places where such business is conducted and such properties are owned, leased, or operated.

         6.2      Authority. Purchaser has full power and authority to enter
                  ---------
into this Agreement and each of the other Acquisition Documents to which it is a party and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each of the other Acquisition Documents to which Purchaser is a party have been duly and validly authorized and approved by all necessary action on the part of Purchaser. This Agreement and each of the other Acquisition Documents to which Purchaser is a party are the legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by the exercise of judicial discretion in accordance with equitable principles. Neither the execution and delivery by Purchaser of this Agreement or any of the other Acquisition Documents to which Purchaser is a party nor the consummation by Purchaser of the transactions contemplated hereby or thereby will (i) violate Purchaser's Articles of Incorporation or Bylaws, (ii) violate any provisions of law or any order of any court or any governmental unit to which Purchaser is subject, or by which its assets are bound, or (iii) conflict with, result in a breach of, or constitute a default under any indenture, mortgage, lease, agreement, or other instrument to which Purchaser is a party or by which its assets or properties are bound.

         6.3      Brokers and Finders. Neither Purchaser nor any affiliate of
                  -------------------
Purchaser has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated by the Acquisition Documents.

         6.4      Governmental Approval and Consents. Except for the filing of
                  ----------------------------------
the appropriate documents pertaining to the HSR Act with the United States Federal Trade Commission and the United States Department of Justice, and the expiration of the applicable waiting period or the receipt of an order of termination of the waiting period therefrom, no consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance by Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

         6.5      Correctness of Representations. No representation or warranty
                  ------------------------------
of Purchaser in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto contains, or on the Closing Date will contain, any untrue statement of material fact or omits or, on the Closing Date, will omit, to state any fact necessary in order to make the statements contained therein not misleading in any material respect, and all such statements, representations, Exhibits, and certificates shall be true and complete on and as of the Closing Date as though made on that date.

                                   ARTICLE 7
                        OTHER AGREEMENTS OF THE PARTIES

         7.1      Consents. Prior to the date hereof, Purchaser has advised
                  --------
Seller in writing of all consents and estoppels which, in the reasonable judgment of Purchaser, are necessary or appropriate for the transfer or assignment of each of the material Acquired Assets and the Business to Purchaser and the consummation of the transactions contemplated hereby (each a "Required Consent" and together the "Required Consents"). All Required Consents so obtained shall be in writing and in form and substance reasonably satisfactory to Purchaser, and executed counterparts thereof will be delivered to Purchaser promptly after receipt thereof but in no event later than the Closing. In any case where a necessary Required Consent has not been obtained at or prior to the Closing, Seller shall assist Purchaser, at Purchaser's request, after Closing in every reasonable effort to obtain such Required Consent. Seller shall also assist Purchaser, at Purchaser's request, after Closing in every reasonable effort to obtain any consents and estoppels relating to the transfer or assignment of any Acquired Asset or the consummation of the transactions provided for herein that is not a Required Consent.

         7.2      Conditions Precedent. Seller shall use its best efforts to
                  --------------------
satisfy the conditions enumerated in Article 8 hereof.

         7.3      Environmental Permits.
                  ---------------------

                  (a) Seller has filed a Notice of Intent with applicable governmental authorities for the issuance of storm water permits with respect to each of Seller's facilities at which the Business is conducted and at which such permits are required by applicable law. Seller and Purchaser shall cooperate at all times following the date of this Agreement (i) to diligently prosecute in the name of Seller each such Notice of Intent, (ii) to seek the issuance at the earliest practical time of the storm water permits to which each Notice of Intent relates, and (iii) upon issuance of each such permit, promptly file and diligently prosecute an application for the transfer of such permit to Purchaser. Seller covenants and agrees that it will not do, or cause, permit or allow others under its control to do, any act that would prevent or delay, or that might reasonably be expected to prevent or delay, the issuance and subsequent transfer to Purchaser of any such permit. Seller shall pay and shall indemnify and hold harmless Purchaser against (i) all fees and charges of governmental agencies in connection with the issuance of the storm water permits, (ii) all reasonable fees and charges of personnel, counsel and advisors of both Purchaser and Seller incurred in connection with the application for and the issuance and transfer of such storm water permits, and (iii) any penalties or like charges levied or assessed against Seller or Purchaser based upon or arising out of the failure to have a storm water permit as required at a facility based upon operations conducted at that facility as of the Closing Date at any time prior to the date of issuance thereof.

                  (b) As soon as practical following the Closing Date, Purchaser shall file with applicable governmental authorities and shall diligently prosecute applications for air emission permits or approvals ("Air Permits") with respect to each facility at which the Business is conducted and with respect to which Purchaser is advised by its environmental consultants and legal counsel that such Air Permit is reasonably likely to be required by applicable law based upon operations conducted at that facility as of the Closing Date. Seller shall cooperate with Purchaser in any way reasonably requested by Purchaser, but at Seller's own cost and expense, in filing and prosecuting such applications for Air Permits and in seeking the issuance thereof to Purchaser. Prior to filing with applicable governmental authorities, Purchaser shall provide Seller a copy of any such Air Permit applications for Seller's review and comment which shall be completed so as to not unreasonably delay the filing of any such applications. Seller shall pay, and indemnify and hold harmless Purchaser against, (i) all fees and charges of governmental agencies in connection with the issuance of the Air Permits, (ii) all reasonable fees and charges of personnel, counsel, and advisors of both Purchaser and

Seller incurred in connection with the application for and the issuance of such Air Permits, and (iii) any penalties or like charges levied or assessed against Purchaser or Seller based upon or arising out of the failure to have an Air Permit as required at a facility based on operations conducted at that facility as of the Closing Date at any time prior to the issuance of the date thereof.

         7.4      Discharge of Liens and Encumbrances. All liens, claims,
                  -----------------------------------
charges, security interests, pledges, assignments, or encumbrances relating to the Acquired Assets that are not Permitted Encumbrances shall be satisfied, terminated, and discharged by Seller on or prior to the Closing and evidence reasonably satisfactory to Purchaser and its counsel of such satisfaction, termination, and discharge shall be delivered to Purchaser at or prior to the Closing.

         7.5      Illinois Real Property. At the Closing, Seller and Purchaser
                  ----------------------
shall enter into the Sublease Agreement attached as Exhibit E hereto with respect to the Illinois Real Property (the "Illinois Sublease"). Seller shall use its commercially reasonable best efforts to procure the consent of the Landlord under the Illinois Lease Agreement to the Illinois Sublease; provided however, the failure to obtain such consent after Seller has used its commercially reasonable best efforts to do so shall not constitute a breach of this Agreement but obtaining such consent shall remain a condition precedent to Purchaser's obligations hereunder as and to the extent provided in Section 8.5 below. Seller shall use its best efforts to procure the termination of the Illinois Lease Agreement as soon as possible following the termination or expiration of the term of the Illinois Sublease. If Seller is required to make any payment with respect to the termination of the Illinois Lease Agreement, Purchaser shall, in addition to rental and other charges payable by Purchaser, as lessee, under the Illinois Sublease, pay and reimburse Seller in the amount of the lesser of (a) one-half of the aggregate amount so paid or (b) $500,000.

         7.6      Orem City Bonds. Purchaser agrees to use the Division's Orem,
                  ---------------
Utah facilities, financed with the Orem City Bonds, for the business of designing, manufacturing, producing, and marketing metal bar gratings, fiberglass reinforced plastic gratings and related products, respectively, or Purchaser will obtain the opinion of Bond Counsel to the effect that any other proposed use will not affect adversely the validity or tax exempt status of the Orem City Bonds. For purposes of this covenant, "Bond Counsel" shall mean an attorney or firm whose legal and tax opinion on municipal bond issues is nationally recognized and who shall be acceptable to the trustee for the Orem City Bonds and who will not be an employee of Orem City, the Seller or the Purchaser.

         7.7      Transferred Benefit Plans.
                  -------------------------

                  (a) Seller shall within ninety (90) days of the Closing, take such action as is reasonably necessary to transfer sponsorship, together with all assets and liabilities, including but not limited to insurance contracts, of the following Benefit Plans to which

Seller contributes pursuant to the collective bargaining agreements for the Division's Liberty, Missouri and Libertyville, Illinois facilities: (i) the Arrowhead Grating & Metalworks, Inc. Union Retirement Plan (a 401(k) plan), and
(ii) the Libertyville Multi-employer Pension Plan (the "Transferred Benefit Plans"). For avoidance of doubt, the Transferred Benefit Plans do not include the Arrowhead Grating & Metalworks, Inc. Union Pension Plan, which is a frozen money purchase pension plan.

         On or before the effective date of such transfer, Seller will provide to Purchaser all records, data, and information maintained by Seller or its affiliates relating to the foregoing Transferred Benefit Plans. Thereafter, Seller will make its personnel available to Purchaser, under reasonable conditions, to answer questions regarding the administration or operation of the Transferred Benefit Plans.

                  (b) Prior to the Closing, Seller shall contribute to the Transferred Benefit Plans an amount equal to the employer contribution accrued under such Transferred Benefit Plans through the Closing, assuming such contribution accrued ratably over the Transferred Benefit Plan year and without regard to requirements relating to minimum hours or employment on the last date of such Transferred Benefit Plan year.

         7.8      Pittsburgh Real Property. Purchaser shall have the right for a
                  ------------------------
period of sixty (60) days following the Closing, without payment of rent or any other fee or charge, to enter upon, and to have its agents, employees and representatives enter upon the premises of Seller's Pittsburgh, Pennsylvania facility for the purpose of removing in a commercially reasonable manner, any of the Acquired Assets that are located on such premises. Thereafter, Purchaser may extend such license for thirty (30) day periods of time for $6,000 per thirty
(30) day period. Purchaser agrees to indemnify and hold harmless the Seller for any damage to such premises caused by the acts of Purchaser, or its agents, employees or representatives, in removing the Acquired Assets from the premises.

         7.9      Oak Brook Real Property. At the Closing, Seller and Purchaser
                  -----------------------
shall enter into the Sublease Agreement attached as Exhibit F hereto with respect to the Oak Brook Real Property (the "Oak Brook Sublease"). Seller shall use its commercially reasonable best efforts to procure the consent of the Landlord under the Oak Brook Lease Agreement to the Oak Brook Sublease; provided however, the failure to obtain such consent after Seller has used its commercially reasonable best efforts to do so shall not constitute a breach of this Agreement but obtaining such consent shall remain a condition precedent to Purchaser's obligations hereunder as and to the extent provided in Section 8.5 below. The Oak Brook Sublease shall be for a term not to exceed one hundred and eighty (180) days, but may be terminated prior to the expiration of such period on ten (10) days notice from Purchaser to Seller.

                                   ARTICLE 8
               CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions all or any of which may be waived in writing, in whole or in part, by Purchaser:

         8.1      Certificate Regarding Schedules and Representations and
                  -------------------------------------------------------
Warranties. All information required to be furnished or delivered by Seller
----------
pursuant to this Agreement shall have been furnished or delivered as of the Closing Date, as required hereunder; the representations and warranties made by Seller in Article 5 shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except that such representations and warranties may be untrue or incorrect as a result of actions or transactions expressly permitted by this Agreement or actions or transactions of Seller made with the prior written consent of Purchaser); and Purchaser shall have received a certificate dated as of the Closing Date executed by an authorized officer of Seller to such effect.

         8.2      Compliance by Seller. Seller shall have duly performed in all
                  --------------------
material respects all of the covenants, agreements, and conditions contained in this Agreement to be performed by Seller on or prior to the Closing Date, and Purchaser shall have received a certificate, dated as of the Closing Date, executed by an authorized officer of Seller, to such effect.

         8.3      No Injunction; Etc. No action, proceeding, investigation,
                  ------------------
regulation, or legislation shall be pending or threatened which seeks to enjoin, restrain, or prohibit Purchaser, or to obtain substantial damages from Purchaser, in respect of the consummation of the transactions contemplated hereby, or which seeks to enjoin the operation of all or a material portion of the Business or the Acquired Assets, which, in the reasonable judgment of Purchaser, would make it inadvisable to consummate the transactions contemplated by this Agreement.

         8.4      Operation in the Ordinary Course. Since March 31, 1999, Seller
                  --------------------------------
shall have operated the Business of Seller in the ordinary course (except as otherwise permitted by this Agreement or as agreed to by Purchaser as evidenced by Purchaser's prior written consent).

         8.5      Consents; Authorizations; Approval of Legal Matters. Purchaser
                  ---------------------------------------------------
shall have received a true and correct copy of each Required Consent.

         8.6      Leases. Seller shall have obtained the written consent of each
                  ------
lessor of the Leased Real Property to the assignment of the Real Property Leases to Purchaser and

Seller shall have delivered copies of such consents to Purchaser. Seller shall have obtained the consent of each lessor to, and approval of, the Illinois Sublease and the Oakbrook Sublease, respectively.

         8.7      Incumbency. Purchaser shall have received a certificate of
                  ----------
incumbency of Seller executed by an executive officer and Secretary or Assistant Secretary of Seller listing the officers of Seller authorized to execute the agreement and the instruments of transfer on behalf of Seller, certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Seller in connection with the consummation of the transactions contemplated herein.

         8.8      Certified Resolutions. Purchaser shall have received a
                  ---------------------
certificate of the Secretary or Assistant Secretary of Seller containing a true and correct copy of the resolutions duly adopted by the board of directors of Seller, approving and authorizing each Acquisition Document and the transactions contemplated hereby and thereby. The Secretary or Assistant Secretary of Seller shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

         8.9      Basic Corporate Documents. Seller shall have delivered to
                  -------------------------
Purchaser on the Closing Date copies of certificates from the Secretaries of State in each jurisdiction listed on Schedule 5.1.1, indicating that, as of a date within a reasonable period of time prior to the Closing Date, Seller was in good standing and had paid all taxes required to have been paid as of such date (except those taxes being disputed in good faith as described in Schedule 5.18.1).

         8.10     Satisfaction of Title Objections and Release of Certain Liens.
                  -------------------------------------------------------------
Seller shall have satisfied Purchaser's title objections to the extent required under Section 4.3 and, in addition, Purchaser at its discretion shall have received Uniform Commercial Code searches (which searches shall be made or caused to be made by and at the expense of Purchaser) of filings made pursuant to Article 9 thereof in all jurisdictions where any of the Acquired Assets are located, in form, scope, and substance reasonably satisfactory to Purchaser and its counsel, which searches shall reflect the release or termination of liens, claims, security interests, or encumbrances against any of the Acquired Assets disclosed thereby that are not Permitted Encumbrances, and to the extent any such release or termination is not reflected of record, Purchaser shall have received evidence satisfactory to it, that all such liens and encumbrances against the Acquired Assets other than Permitted Encumbrances have been released or terminated prior to or at the Closing.

         8.11     Accuracy of Schedules. Examination by Purchaser shall not have
                  ---------------------
disclosed any material inaccuracy in the representations and warranties of Seller, set forth in this Agreement or in the Schedules delivered to Purchaser pursuant hereto.

         8.12     No Adverse Change. There shall not have been any material
                  -----------------
adverse change in the Acquired Assets or the Business since March 31, 1999, except as reflected in the monthly financial statements included in the Financial Statements, and Purchaser shall have received a certificate dated as of the Closing Date, executed by an authorized officer of Seller to such effect.

         8.13     Instruments of Transfer. Seller shall have delivered to
                  -----------------------
Purchaser such warranty deeds, quitclaim deeds, bills of sale, motor vehicle titles, endorsements, assignments, licenses, and other good and sufficient instruments of conveyance and transfer and any other instruments reasonably deemed appropriate by counsel to Purchaser all in form and substance reasonably satisfactory to counsel to Purchaser to vest in Purchaser all of Seller's rights, title, and interest with respect to the Acquired Assets, free and clear of all liens, charges, encumbrances, pledges, or claims of any nature, except for Permitted Encumbrances, and Purchaser's assumption of Seller's obligations thereunder, including, but not limited to, the Assumption Agreement.

         8.14     Acquisition Documents. Purchaser shall have received the
                  ---------------------
Acquisition Documents, the Sublease Agreement and the License Agreement to which Seller is a party, executed by Seller.

         8.15     Opinion of Seller's Counsel. Purchaser shall have received the
                  ---------------------------
Seller Opinion.

         8.16     Title Commitments; Surveys. Purchaser, provided that Purchaser
                  --------------------------
has used its best efforts to acquire the following at Purchaser's sole cost and expense, shall have received title commitments from Commonwealth Land Title Insurance Company for the issuance to Purchaser at the Closing of an owner's policy of title insurance on ALTA Form A, and surveys, for the Real Property (the "Title Commitments"), which shall be reasonably satisfactory to Purchaser.

         8.17     Real and Leased Property Certificates. Purchaser shall have
                  -------------------------------------
received prior to Closing, in form and substance reasonably satisfactory to Purchaser, the Agreements of Estoppel, Consent and Waiver and Landlords' Consent to Lease Assignments for the Leased Real Property.

         8.18     Proceedings. The form and substance of all opinions,
                  -----------
certificates, assignments, orders, and other documents and instruments, hereunder shall be satisfactory in all reasonable respects to Purchaser and its counsel.

         8.19     Names. Seller shall have ceased to use in any manner
                  -----
whatsoever the trade names included among the Acquired Assets and described on Schedules 5.1.2 and 5.10, except in connection with tax returns, filings with other governmental authorities, and similar purposes and except as permitted pursuant to the License Agreement.

         8.20     Condition of Acquired Assets.  On the Closing Date, all of
                  ----------------------------
the Acquired Assets shall be in substantially the same condition as at the close of business on March 31, 1999, except for ordinary use and wear thereof and changes occurring in the ordinary course of business or expressly permitted by this Agreement, and Purchaser shall have received a certificate dated as of the Closing Date, executed by an authorized officer of Seller to such effect; provided, however, if on or prior to the Closing Date any of the Acquired Assets shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of Seller (whether or not similar to the foregoing) to an extent which, in the reasonable opinion of Purchaser, materially affects the value of the Acquired Assets, taken as a whole, Purchaser shall have the right either (a) to terminate this Agreement and all of Purchaser's obligations hereunder without incurring any liability to Seller as a result of such termination or (b) to consummate the transactions provided for herein and be paid the full amount of all insurance proceeds, if any, paid or payable to Seller, in respect of such loss plus an amount equal to any deductible or co-insurance reserve applicable to such loss. If under the circumstances described in the foregoing sentence, Purchaser shall elect to consummate the transactions provided for herein, Seller shall, on demand, pay to Purchaser the full amount of any insurance proceeds received by Seller in respect of any such loss, together with any deductible or co-insurance reserve applicable to such loss.

         8.21     Financing  Arrangements.  Purchaser shall have consummated
                  -----------------------
borrowings from one or more lenders (the "Lender(s)") under terms satisfactory to Purchaser, which borrowings, when taken in the aggregate with other funds available to Purchaser, are received from the Lender sufficient to pay the Final Purchase Price and all expenses and fees of Purchaser arising out of the negotiation, documentation, and consummation of the transactions contemplated hereby and provide adequate working capital for the operation of the Business following the Closing.

         8.22     HSR Act.  The consent or approval of, or the expiration of
                  -------
the applicable waiting period imposed by, any governmental authority under the HSR Act, shall have been obtained or shall have expired, and documentation relating thereto shall be presented by Purchaser.

                                  ARTICLE 9
                CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date hereunder, of each of the following conditions, all or any of which may be waived, in whole or in part, by Seller.

         9.1      Certificate Regarding Representations and Warranties. All
                  ----------------------------------------------------
information required to be furnished or delivered by Purchaser pursuant to this Agreement shall have been furnished or delivered as of the Closing Date as required hereunder; the representations and warranties made by Purchaser in
Article 6 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; and Seller shall have received a certificate dated the Closing Date, executed by an authorized officer of Purchaser to such effect.

         9.2      Compliance by Purchaser. Purchaser shall have duly performed
                  -----------------------
in all material respects all of the covenants, agreements, and conditions contained in this Agreement to be performed by Purchaser on or before the Closing Date, and Seller shall have received a certificate dated the Closing Date, executed by an authorized officer of Purchaser, to such effect.

         9.3      Certified Resolutions. Seller shall have received from
                  ---------------------
Purchaser a certificate executed by the Secretary of Purchaser containing a true and correct copy of resolutions duly adopted by Purchaser's Board of Directors approving and authorizing this Agreement and each of the other Acquisition Documents to which Purchaser is a party and each of the transactions contemplated thereby. The Secretary or Assistant Secretary of Purchaser shall also certify that such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

         9.4      Basic Corporate Documents. Purchaser shall have delivered to
                  -------------------------
Seller on the Closing Date copies of certificates from the Secretaries of State in Delaware and Alabama, indicating that, as of a date within a reasonable period of time prior to the Closing Date, Purchaser was in good standing, and had paid all taxes required to have been paid as of such date.

         9.5      No Injunction; Etc. No action, proceeding, investigation,
                  ------------------
regulation, or legislation shall be pending or overtly threatened which seeks to enjoin, restrain, or prohibit Seller, or to obtain substantial damages from Seller, in respect of the consummation of the transactions contemplated hereby, which, in the reasonable judgment of Seller, would make it inadvisable to consummate such transactions.

         9.6      Incumbency. Seller shall have received a certificate of
                  ----------
incumbency of Purchaser executed by the Chairman or President and attested by the Secretary or Assistant Secretary of Purchaser listing the officers of Purchaser authorized to execute this Agreement and the other Acquisition Documents to which Purchaser is a party and the instruments of assumption on behalf of Purchaser and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Purchaser in connection with the consummation of the transactions contemplated herein.

         9.7      Certificates.  Seller shall have received from Purchaser all
                  ------------
such certificates, dated as of the Closing Date, as Seller shall reasonably request to evidence the fulfillment by Purchaser, or such other satisfaction as the Closing Date, of the terms and conditions of this Agreement.

         9.8      Acquisition Documents. Seller shall have received the
                  ---------------------
Acquisition Documents, the Sublease Agreement and the License Agreement to which Purchaser is a party, executed by Purchaser.

         9.9      Opinion of Purchaser's Counsel.  Seller shall have received
                  ------------------------------
the Purchaser Opinion.

         9.10     HSR Act.  The consent or approval of, or the expiration of
                  -------
the applicable waiting period imposed by, any governmental authority under the HSR Act, shall have been obtained or shall have expired, and documentation relating thereto shall be presented by Seller.

         9.11     Proceedings.  The form and substance of all opinions,
                  -----------
certificates, assignments, orders and other documents and instruments hereunder shall be satisfactory in all reasonable respects to Seller and its counsel.

                                 ARTICLE 10
                              MUTUAL COVENANTS

         10.1     Governmental Filings. Purchaser and Seller, to the extent
                  --------------------
legally required, shall promptly prepare, file, and diligently prosecute at the earliest practicable time after the date hereof all applications and filings required by federal or state law in order to effect the transactions contemplated by this Agreement.

         10.2     Further Mutual Covenants. Purchaser and Seller shall each
                  ------------------------
take all actions contemplated by this Agreement, and, subject to Purchaser's and Seller's right to terminate this Agreement pursuant to Article 13 hereof, do all things reasonably necessary to effect the consummation of the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement, Purchaser and Seller shall each refrain from knowingly taking or failing to take any action which would render any of the representations or warranties contained in Articles 5 or 6 of this Agreement in any material respect inaccurate as of the Closing Date. Each party shall promptly notify the other party of any action, suit, or proceeding that shall be instituted or threatened against such party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement

         10.3     Prorations.
                  ----------

                  (a) To the extent not included in the Assumed Liabilities and not reflected or reserved for on the Closing Date Balance Sheet, Utility Charges, Rental Charges, Equipment Charges, Real Property Taxes, Personal Property Taxes, and Service Contracts including, without limitation, accruals or prepayments thereof (all as individually defined below and collectively called the "Proration Items"), shall be prorated directly between the Seller and the Purchaser as provided in this Section 10.3.

                  (b) For purposes of this Section 10.3, the capitalized terms set forth below shall have the following meanings:

                           (i)   "Utility Charges" shall mean water, sewer,
electricity, gas and other utility charges, if any, applicable to the Leased Real Property;

                           (ii)  "Rental Charges" shall mean common area
maintenance charges, merchant association dues, insurance reimbursement and rental charges payable or receivable and other payments or receipts (other than Real Property Taxes) applicable to the Leased Real Property;

                           (iii) "Equipment Charges" shall mean rental charges
payable or receivable and other payments or receipts applicable to the Equipment;

                           (iv)  "Real Property Taxes" shall mean ad valorem
taxes imposed upon the Real Property and any portion of the Leased Real Property, general assessments imposed with respect to the Leased Real Property and special assessments upon the Leased Real Property, whether payable in full or by installments prior to the Closing Date; and

                           (v)   "Personal Property Taxes" shall mean ad
valorem taxes imposed upon the Assets other than the Real Property or the Leased Real Property.

                  (c) As soon as practicable after the Closing Date, all Utility Charges, Rental Charges, Equipment Charges, Real Property Taxes, Personal Property Taxes, and Service Contracts (including amounts owed pursuant to transferable state licenses applicable to the Acquired Assets and transferred to Purchaser hereunder) which are not included in the Assumed Liabilities shall be apportioned to the Closing Date, and representatives of the Seller and Purchaser will examine all relevant books and records as of the Closing Date in order to make the determination of the apportionments, which determinations shall be calculated based upon the number of days in the relevant billing period (e.g. month, fiscal year, calendar year, quarterly period, semi-annual period, etc.) that elapse to and including the Closing Date and the number of days after the Closing Date remaining in such period and with regard to Real Property Taxes such prorations shall be in accordance with the past practices of the relevant taxing authority. Payments in respect thereof shall be made to the appropriate party by check within thirty (30) days after such determination, except that payments for Real Property Taxes and Personal Property Taxes shall initially be determined based on the previous year's taxes and shall later be adjusted to reflect the current year's taxes when the tax bills are finally rendered. The parties shall fully cooperate to avoid, to the extent legally possible, the payment of duplicate Personal Property Taxes, and each party shall furnish, at the request of the other, proof of payment of any Personal Property Taxes or other documentation which is a prerequisite to avoiding payment of a duplicate tax.

                  (d) In the event that either party (the "Payor") pays a Proration Item (other than if and to the extent included in the Assumed Liabilities) for which the other party (the "Payee") is obligated in whole or in part under this Section 10.3, the Payor shall present to the Payee evidence of payment and a statement setting forth the Payee's proportionate share of such Proration item, and the Payee shall promptly pay such share to the Payor. In the event either party (the "Recipient") receives payments of a Proration Item to which the other party (the "Beneficiary") is entitled in whole or in part under this Agreement, the Recipient shall promptly pay such share to the Beneficiary.

                  (e) In the event there exists as of the Closing Date any pending appeals of ad valorem tax assessments with regard to any Acquired Assets, the continued prosecution and/or settlement of such appeals shall be subject to the direction and control of Purchaser with respect to assessments for the year within which the Closing occurs.

                                 ARTICLE 11
                            POST CLOSING MATTERS

         11.1     Employment  of Employees.  On the Closing Date, Purchaser
                  ------------------------
shall offer employment to: (i) all of the salaried and non-salaried manufacturing and production employees at the Division's manufacturing facilities, and (ii) substantially all of the salaried and non-salaried administrative and clerical employees of the Business (except, in both cases, for employees who are (a) on Seller's salary continuation program for employees of the Business, (b) employees who are otherwise on any leave or part-time status, other than vacation leave, maternity leave or any leaves taken in connection with the Family and Medical Leave Act of 1993 at the Closing Date, and (c) those employees listed on Schedule 11.1 hereto) at substantially equivalent rates of pay and working conditions, respectively, offered by Seller to such Employees on the date of this Agreement. All employees of the Business accepting Purchaser's offer of employment are hereinafter referred to as the "Hired Employees." To the extent not reflected on the Closing Date Balance Sheet or otherwise defined as an Assumed Liability, Seller shall be responsible for the payment of all earned but unpaid salaries, bonus, vacation pay, sick pay, holiday pay, severance pay and other like obligations and payments to the employees of the Business for all periods ending on or prior to the Effective Time. To the extent not reflected on the Closing Date Balance Sheet or otherwise defined as an Assumed Liability, Seller shall be responsible for the payment of any amounts due to its employees (including the Hired Employees) pursuant to the Benefit Plans as a result of the employment of its employees, and, in determining bonuses and other similar payments due to Hired Employees for any period ended on or prior to the Effective Time, Seller shall, if payment thereof will occur after the Effective Time, waive any requirement that such employees be employees of Seller on the date such bonuses or other similar payments are paid. To the extent not reflected on the Closing Date Balance Sheet or otherwise defined as an Assumed Liability, Seller shall be responsible for all medical claims (including all incurred but unreported or unpaid) arising out of treatment provided on or prior to, or hospitalization or confinement for medical reasons in any health care or treatment facility that commenced on or prior to and continues through and after, the Effective Time and for all costs associated with such medical claims. Purchaser shall become responsible for all salaries and compensation payable to Hired Employees for employment services first provided on or after the Effective Time; provided, however, that Purchaser shall not be responsible for (a) liabilities arising under the Benefit Plans (other than the Transferred Benefit Plans), or (b) liabilities associated with any leaves taken prior to the Closing Date in connection with the Family and Medical Leave Act of 1993 unless such liability arises from Purchaser's failure to comply with the Family and Medical Leave Act of 1993. Effective on the Closing Date, Seller shall, and hereby does, release all Hired Employees from any employment and/or confidentiality agreement previously entered into between Seller and such Hired Employees relating to the Business to the extent (but only to the extent) necessary for Purchaser to operate the Business in the same manner as operated by Seller prior to the Closing Date. Seller does not release any Hired Employee from any confidentiality agreement executed by such Hired Employee in favor of third parties relating to receipt of confidential information in connection with potential business acquisitions.

         11.2     Seller's  Benefit Plans.  Purchaser shall assume no
                  -----------------------
responsibility with regard to any Benefit Plans of Seller other than with respect to the Transferred Benefit Plans and other than the payment of the accrued pension amount as and to the extent reflected on the Closing Balance Sheet. To the extent necessary, Seller may continue to communicate with the Hired Employees regarding their rights and entitlement to any benefits under the Benefit Plans, subject to Purchaser's prior approval, which shall not be unreasonably withheld, and the parties shall cooperate with each other in the administration of all applicable employee benefit plans and programs.

         11.3     Vacation  Pay.  Purchaser agrees to give each Hired Employee
                  -------------
credit for prior years of service with Seller for purposes of calculating vacation pay that may be received pursuant to the vacation pay policy of Purchaser as may be in effect from time to time after the Closing, and will waive any eligibility requirements of such policy with respect to Hired Employees.

         11.4     Purchaser's  Benefit Plans.  If Purchaser establishes
                  --------------------------
employee benefit plans, then each Hired Employee shall receive credit for prior years of service with Seller for all purposes of such plans (except for purposes of benefits accrued under a defined benefit plan) and shall be entitled to participate in any such Purchaser's employee benefit plans without the application of any applicable waiting periods. Purchaser shall also permit the Hired Employees and their eligible dependents to participate in its applicable group medical plans. Purchaser shall recognize all medical expenses incurred by Hired Employees and eligible dependents during the calendar year of the Closing and prior to the Closing Date for purposes of satisfying the existing calendar year deductibles and such calendar year's co-payment limitations, if any.

         11.5     Employee Files.  To the extent permitted by law, on the
                  --------------
Closing Date, or as soon as practicable thereafter, Seller shall deliver or make available to a designee of Purchaser a copy of all historical personnel records of each of the Hired Employees, including, but not limited to, employment agreements, confidentiality and noncompete agreements, employment applications, corrective action reports, disciplinary reports, notices of transfer, notices of rate changes, other similar documents.

         11.6     Non-Solicitation.  Seller shall terminate effective as of
                  ----------------
the Closing Date all employment agreements it has with any of the Hired Employees. Until the expiration of eighteen (18) months after the month in which the Closing Date occurs, Seller shall not directly or indirectly solicit or offer employment to any Hired Employee who is then an employee of Purchaser, or who has terminated such employment without the consent of Purchaser within one hundred eighty (180) days of such solicitation or offer, and Purchaser shall not directly or indirectly solicit or offer employment to any person who, after the Closing Date is then an employee of Seller or who has terminated such employment without the consent of Seller within one hundred eighty (180) days of such solicitation or offer.

         11.7     Discharge of Excluded Obligations. From and after the
                  ---------------------------------
Closing Date, Seller shall pay and discharge, in accordance with past practice but not less than on a timely basis subject to all defenses and set-offs lawfully available to Seller, all Excluded Liabilities.

         11.8     Maintenance of Books and Records.  Each of Seller and
                  --------------------------------
Purchaser shall preserve until the seventh anniversary of the Closing Date all Books and Records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the Business prior to the Closing Date. Seller shall give Purchaser written notice of any Books and Records discovered by Seller that were not transferred to Purchaser because such Books and Records were not located on the Real Property or the Leased Property. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties and their representatives with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party and (ii) the Books and Records of such party, but, in each case, only to the extent relating to the assets, liabilities or business of the Business prior to the Closing Date, and the other parties and their representatives shall have the right to make copies of such Books and Records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further, provided, that, as to such information as constitutes trade secrets or confidential business information of such party, the requesting party, its affiliates, officers, directors and representatives will use due care to not disclose such information except (i) as required by law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or (iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such records may nevertheless be destroyed by a party if such party sends to the other party written notice of its intent to destroy such records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed only after written consent to such destruction is delivered.

         11.9     Payments  Received.  Seller and Purchaser each agree that
                  ------------------
after the Closing they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation, any insurance proceeds, and will account to the other for all such receipts. From and after the Closing, Purchaser shall have the right and authority to endorse without recourse the name of Seller on any check or any other evidences of indebtedness received by Purchaser on account of the Business and the Acquired Assets transferred to Purchaser hereunder.

         11.10    UCC Matters.  From and after the Closing Date, Seller will
                  -----------
promptly refer all inquiries with respect to ownership of the Acquired Assets or the Business to Purchaser. In addition, Seller will execute such documents and financing statements as Purchaser may reasonably request from time to time to evidence transfer of the Acquired Assets to Purchaser, including any necessary assignments of financing statements.

         11.11    Covenant  Not to Compete.  Seller agrees that for a period
                  ------------------------
of five (5) years commencing on the Closing Date, it will not, within the Territory (as hereinafter defined), either directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise where such business is engaged in the design, manufacture, production, sale of metal and fiberglass reinforced plastic grating (a "Competing Business"); provided however that this covenant does not apply to and is not intended to restrict the sales and activities of Shanghai Klemp, Klemp de Mexico, S.A. de C.V. and the Mexican Subsidiary outside of the Territory. As used herein, the term

"Territory" means the territorial United States. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing will be inadequate and that the Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event that the provisions of this Section 11.11 should ever be deemed to exceed the limitation provided by applicable law, then the parties hereto agree that such provisions shall be reformed to set forth the maximum limitations permitted.

         11.12    Cooperation.  Seller and Purchaser shall cooperate with each
                  -----------
other in all reasonable respects in connection with the defense of any claim included within any Assumed Liability or Excluded Liability, as the case may be, including making available records relating to such claim and furnishing, without expense, management employees of the party as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as a witness in any proceeding relating to such claim; provided, however, that the foregoing right to cooperation shall not be exercisable by one party in such a manner as to interfere unreasonably with the normal operations and business of the other party.

                                 ARTICLE 12
                    CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS

         12.1     Confidentiality.  Consummation of the transactions
                  ---------------
contemplated by this Agreement has involved, and will continue to involve, the written or verbal disclosure and communication to Purchaser of information or documentation owned by Seller, which information may include, but is not necessarily limited to, financial data, business plans, personnel information, drawings, samples, devices, trade secrets, technical information, computer systems and software, results of research and other data in either oral or written form (collectively and individually referred to as the "Information"). Purchaser agrees that the following terms and conditions will apply:

                  (a) The Information is disclosed to Purchaser solely for Purchaser's use in completing corporate investigation procedures incidental to this Agreement, and Purchaser agrees not to use the Information prior to the Closing Date for any other purpose, not to disclose or communicate the Information to any third party, except to those employees, agents, attorneys, accountants, lenders, or consultants who shall have a need to know the Information for the purpose described above and for whom the Purchaser shall be responsible.

                  (b) Except to the extent contemplated by this Agreement, the Information and all rights to the Information which have been or will be provided by Seller to Purchaser shall remain the exclusive world-wide property of Seller prior to the Closing Date and shall be held in trust by Purchaser for the benefit of Seller. Neither party will, directly or indirectly, deal with, use, exploit, or disclose such Information to any person or entity for any purpose prior to the Closing Date, except as described herein or unless and until expressly authorized in writing to do so by the other. If the transactions contemplated hereby are not consummated, each party will return or destroy as much of such written Information as the party furnishing such Information shall reasonably request.

                  (c) The restrictions of this Section 12.1 shall terminate on the Closing Date, and thereafter, the Information may be used by Purchaser free of any restriction imposed by this Agreement.

         12.2     Public Announcements.  Seller and Purchaser will consult
                  --------------------
with each other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other party reasonably objects thereto, unless the same may be required by applicable law.

                                 ARTICLE 13
                                TERMINATION

         13.1     Termination.  This Agreement may be terminated:
                  -----------

                  (a)      by the mutual consent of Purchaser and Seller;

                  (b) by Purchaser: (i) if any condition in Article 8 becomes impossible of performance or has not been satisfied in full or previously waived by Purchaser in writing at or prior to the Closing Date,
(ii) as provided in Sections 4.3(b), 4.6, or 8.21 hereof;

                  (c) by Seller if any condition in Article 9 becomes impossible of performance or has not been satisfied in full or previously waived by Seller in writing at or prior to the Closing Date; or

                  (d) by either party (other than a party that is in material breach of its obligations under this Agreement) if the Closing shall not have occurred on or before September 30, 1999.

         13.2 Effect of Termination. If this Agreement is terminated by a party due to or based upon the breach or default by the other party of any provision of this Agreement, such termination shall not affect any right or remedy of the terminating party arising out of such breach or default, and such party shall be entitled to pursue its rights or remedies against the other party to the extent such rights or remedies may be available at law or in equity.

                                 ARTICLE 14
                               INDEMNIFICATION

         For the purposes of this Article 14, "Losses" shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, removal and remediation requirements and expenses, including without limitation, interest, penalties, and reasonable attorneys' and other professional fees and expenses.

         14.1     Agreement  of  Seller to  Indemnify.  Subject to the terms
                  -----------------------------------
and conditions of this Article 14, Seller agrees to indemnify, defend, and hold harmless Purchaser and its officers, directors, and employees (collectively, the "Purchaser Indemnitees") from, against, for, and in respect of any and all Losses relating to, imposed upon, or incurred by the Purchaser Indemnitees by reason of, resulting from, based upon, or arising out of:

                  (a) the breach of any representation or warranty of Seller contained in or made pursuant to this Agreement or any other Acquisition Document or in any certificate, Schedule, or Exhibit furnished by Seller in connection herewith or therewith;

                  (b) the breach of any covenant or agreement of Seller contained in or made pursuant to this Agreement or any other Acquisition Document;

                  (c)      any Excluded Liability;

                  (d) the failure to deliver good, valid and marketable title to any of the Acquired Assets, subject only to the Permitted Encumbrances;

                  (e) any duties, obligations, liabilities or other Losses in connection with those certain industrial development revenue bonds issued by Orem City, Utah in 1981 in the principal amount of $680,000 for the benefit of Klemp Corporation (the "Orem City Bonds") and any and all loan agreements, promissory notes or other documents, agreements or instruments executed in connection therewith (other than any duties, obligations, liabilities or other Losses with respect to the Orem City Bonds arising as a result of the breach by Purchaser of its covenant set forth in Section 7.6 hereof); and

                  (f)      as provided in Section 7.3.

         14.2     Agreement of Purchaser to Indemnify Seller.  Subject to the
                  ------------------------------------------
terms and conditions of this Article 14, Purchaser agrees to indemnify, defend, and hold harmless Seller and its officers, directors, and employees (collectively, the "Seller Indemnitees") from, against, for, and in respect of any and all Losses relating to, imposed upon, or incurred by the Seller Indemnities arising out of:

                  (a) the breach of any representation or warranty of Purchaser contained in or made pursuant to this Agreement or any other Acquisition Document or in any certificate, Schedule, or Exhibit furnished by Purchaser in connection herewith or therewith;

                  (b) the breach of any covenant or agreement of Purchaser contained in or made pursuant to this Agreement or any other Acquisition Document; and

                  (c)      any  Assumed Liability.

         14.3     Procedures for Indemnification. As used herein, the term
                  ------------------------------
"Indemnitor" means the party against whom indemnification hereunder is sought, and the term "Indemnitee" means the party seeking indemnification hereunder.

                  (a) A claim for indemnification hereunder ("Indemnification Claim") shall be made by the Indemnitee by delivery of a written declaration to the Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim (as hereinafter defined), containing (by attachment or otherwise) such other information as the Indemnitee shall have concerning such Third Party Claim.

                  (b) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 14.4 hereof shall be observed by the Indemnitee and the Indemnitor.

                  (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have twenty (20) business days to object to such Indemnification Claim by delivery of a written notice of such objection to the Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim shall be paid in accordance with Section 14.3(d) hereof. If an objection is timely interposed by the Indemnitor, then the Indemnitee and the Indemnitor shall negotiate in good faith for a period of forty-five
(45) business days from the date (such period is hereinafter referred to as the "Negotiation Period") the Indemnitee receives such objection prior to commencing any formal legal action, suit or proceeding with respect to such Indemnification Claim.

                  (d)      Upon determination of the amount of an
Indemnification Claim that is binding on both the Indemnitor and the Indemnitee, the Indemnitor shall pay the amount of such Indemnification Claim by check within ten (10) days of the date such amount is determined.

         14.4     Defense of Third Party Claims. Should any claim be made, or
                  -----------------------------
suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) be instituted against the Indemnitee which, if prosecuted successfully, would be a matter for which the Indemnitee is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

                  (a) The Indemnitor shall have thirty (30) days (or such lesser time as may be necessary to comply with statutory response requirements for litigation claims) from receipt of the Indemnification Claim (the "Notice Period") to notify the Indemnitee, (i) whether or not the Indemnitor disputes its liability to the Indemnitee with respect to such claim, and (ii) notwithstanding any such dispute, whether or not the Indemnitor desires, at its sole cost and expense, to defend the Indemnity against such claim.

                           (i)  In the event that the Indemnitor notifies the
Indemnitee within the Notice Period that it desires to defend the Indemnitee against such claim then, except as hereinafter provided, the Indemnitor shall have the right to defend the Indemnitee by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnitor to a final conclusion. If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense.

                           (ii) Except where the Indemnitor (A) timely elects
to defend the Indemnitee against such claim or demand (in which case Section 14.4(a)(i) shall govern), or (B) Indemnitor disputes its liability in a timely manner under this Section 14.4, the Indemnitor shall be conclusively liable for the amount of any such claim or defense which is unsuccessful.

                  (b) The Indemnitee and the Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing, without expense to the Indemnitor, management employees of the Indemnitee as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as witness in any proceeding relating to such claim.

         14.5     Settlement of Third Party Claims. No settlement of a Third
                  --------------------------------
Party Claim involving the asserted liability of the Indemnitee under this
Article 14 shall be made without the prior written consent by or on behalf of the Indemnitee, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the Indemnitee has not responded within twenty (20) business days of written notice of a proposed settlement. In the event of any dispute regarding the reasonableness of a proposed settlement, the party that will bear the larger financial loss resulting from such settlement shall make the final determination in respect thereto, which determination shall be final and binding on all involved parties.

         14.6     Duration. The indemnification rights of the parties hereto
                  --------
for Losses resulting from a breach of representations and warranties contained in this Agreement or any other Acquisition Document (other than for tax, employee benefit, and environmental matters) is subject to the condition that the Indemnitor shall have received written notice of the Losses for which indemnity is sought within eighteen (18) months after the Closing Date. The indemnification rights of the parties hereto for Losses resulting from a breach of representations and warranties for or that are related to environmental matters is subject to the condition that the Indemnitor shall have received written notice of the Losses for which indemnity is sought within seven (7) years of the Closing Date. The indemnification rights of the parties hereto for Losses resulting from a breach of representations and warranties for or that are related to tax or employee benefit matters is subject to the condition that the Indemnitor shall have received written notice of the Losses for which indemnity is sought prior to the later of the date on which a claim which would result in such Loss is barred by all applicable statues of limitation. The indemnification rights of the parties hereto for Losses resulting from a breach of any representation and warranty with respect to title to any of the Acquired Assets, or resulting from a breach of any covenant or agreement contained herein, or with respect to the breach of any agreement or undertaking with respect to payment of the Excluded Liabilities or Assumed Liabilities is subject to the condition that the Indemnitor shall have received written notification of the Losses for which indemnity is sought prior to the seventh anniversary of the Closing Date.

         14.7     Limitations.
                  -----------

                  (a) The Indemnitor shall be obligated to indemnify the Indemnitee under Section 14.1(a) or Section 14.2(a) only when the aggregate of all Losses suffered or incurred by the Indemnitee as to which a right of indemnification is provided under Section 14.1(a) or Section 14.2(a) exceeds Two Hundred and Fifty Thousand Dollars ($250,000) (the "Threshold Amount"). After the aggregate of all Losses suffered or incurred by the Indemnitee as to which a right of indemnification is provided under either of such sections exceeds the Threshold Amount, the Indemnitor shall be obligated to indemnify such Indemnitee for all such Losses without reduction by the Threshold Amount. Notwithstanding the above, the Threshold Amount limitation shall not apply to the indemnification rights of the parties hereto for Losses resulting from those liabilities described in Sections 14.1(b), 14.1(c), 14.1(d), 14.1(e), 14.1(f), 14.2(b) or 14.2(c).

                  (b) The Indemnitor shall be obligated to indemnify the Indemnitee for all Losses under Sections 7.3, 14.1(a) (as it relates to the breach of any representation or warranty set forth in Section 5.12), 14.1 (c) (as it relates to Environmental Liabilities) and 14.1(f) only when the aggregate amount of all Losses suffered or incurred by the Indemnitee as to which a right of indemnification is provided under Section, 7.3, 14.1(a) (as it relates to the breach of any representation or warranty set forth in Section 5.12), 14.1(c) (as it relates to Environmental Liabilities) or 14.1(f) exceeds Fifty Thousand Dollars ($50,000) (the "Environmental Loss Deductible") and then only to the extent the aggregate amount of such Losses exceeds the Environmental Loss Deductible; provided, however the Indemnitor shall not be obligated to indemnify the Indemnitee under Sections 7.3, 14.1(a) (as it relates to the breach of any representation or warranty set forth in Section 5.12), 14.1(c) (as it relates to Environmental Liabilities) or 14.1(f) for fees, charges, penalties and other costs described in the last sentence of each of Sections 7.3(a) and 7.3(b) and any Losses arising therefrom or based thereon with respect to storm water permits or Air Permits for Seller's Libertyville, Illinois facility in an aggregate amount in excess of Two Hundred Thousand Dollars ($200,000).

                  (c) The Indemnitor shall not be liable for damages in excess of the actual damages suffered by the Indemnitee as a result of the act, circumstance, or condition for which indemnification is sought net of any insurance proceeds received by the Indemnitee or any tax benefits realized by the Indemnitee as a result of the Losses for which indemnification is claimed. In no event shall Seller be liable as an Indemnitor hereunder in an aggregate amount greater than the Final Purchase Price.

                                 ARTICLE 15
                             GENERAL PROVISIONS

         15.1     Fees and Expenses. Except as specifically provided in this
                  -----------------
Agreement, Seller and Purchaser each shall pay their respective fees and expenses in connection with the transactions contemplated by this Agreement. Purchaser shall pay for any and all owner's title insurance policies, surveys and fees related to the title insurance company's participation in the Closing in connection with the Acquired Assets. Notwithstanding anything to the contrary set forth herein, Seller shall not pay any Excluded Liabilities or any fees or expenses incurred by Seller in connection with the transactions contemplated by this Agreement by using the Acquired Assets or any portion thereof, and if prior to the Effective Time a portion of the Acquired Assets is used to pay any Excluded Liabilities, or any of such fees and expenses, Seller shall reimburse Purchaser by the amount of Acquired Assets so used.

         15.2     Notices. All notices, requests, demands, and other
                  -------
communications hereunder shall be in writing (which shall include communications by telex and telecopy) and shall be delivered (a) in person or by courier or overnight service, (b) mailed by first class registered or certified mail, postage prepaid, return receipt requested, or (c) by facsimile transmission, as follows:

                  (a)      If to Seller:

                           Chatwins Group, Inc.
                           300 Weyman Plaza, Suite 340
                           Pittsburgh, PA  15236
                           Attention:   Mr. Kimball Bradley
                           Telephone:   412-885-5571
                           Facsimile:   412-885-5512

                  with a copy (which shall not constitute notice) to:

                           Buchanan Ingersoll
                           One Oxford Center
                           301 Grant Street, 20th Floor
                           Pittsburgh, PA  15219
                           Attention:   Herbert Bennett Conner, Esq.
                           Telephone:   412-562-8800
                           Facsimile:   412-562-1041

                  (b)      If to Purchaser:

                           Alabama Metal Industries Corporation
                           3245 Fayette Avenue
                           Birmingham, AL  35208
                           Attention:   Mr. Roland Short
                           Telephone:   205-787-2611
                           Facsimile:   205-786-3833

                  with a copy (which shall not constitute notice) to:

                           Alston & Bird
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia  30309
                           Attention:   Sidney J. Nurkin, Esq.
                           Facsimile:   (404) 881-7777

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 15.2. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

         15.3     Assignment; Binding Effect. Except as provided in this
                  --------------------------
Section 15.3, prior to the Closing, this Agreement shall not be assignable by any of the parties hereto without the written consent of the other; provided, however, that (a) at the Closing Purchaser may assign all of its rights herein to any lender or lenders providing financing to Purchaser subject to all of the provisions hereof and subject to all rights, remedies and defenses that Seller could assert against Purchaser, and (b) after the Closing, Purchaser may assign its interest in this Agreement to any person or entity (subject to all rights, remedies and defenses that Seller could assert against Purchaser) without the written consent of Seller, which consent shall not be unreasonably withheld or delayed; provided, however, in no event shall Seller's obligations hereunder be increased by such assignment. From and after any such assignment, the word "Purchaser" shall mean such assignee.

         15.4     No Benefit to Others. The representations, warranties,
                  --------------------
covenants, and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article 14 hereof, the Purchaser Indemnitees and the Seller Indemnitees and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

         15.5     Headings, Gender, and "Person". All section headings
                  ------------------------------
contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

         15.6     Counterparts. This Agreement may be executed in two (2) or
                  ------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

         15.7     Integration of Agreement. This Agreement supersedes all
                  ------------------------
prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented, or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge, or termination is sought.

         15.8     Time of Essence.  Time is of the essence in this Agreement.
                  ---------------

         15.9     Governing Law. This Agreement shall be construed under the
                  -------------
laws of the State of Delaware without regard to conflict of laws.

         15.10    Partial Invalidity. Whenever possible, each provision hereof
                  ------------------
shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

         15.11    Investigation. Purchaser acknowledges that its officers,
                  -------------
directors, employees and authorized representatives and agents have been given an opportunity to examine the agreements, instruments, documents and other information, including the Acquired Assets, relating to the Business that they have requested to examine. Any inspection, preparation, or compilation of information or Schedules, or audit of the inventories, properties, financial condition, or other matters relating to the Business conducted by or on behalf of Purchaser pursuant to this Agreement shall in no way limit, affect, or impair the ability of Purchaser to rely upon the representations, warranties, covenants, and agreements of Seller set forth herein. The covenants and representations and warranties of Seller and Purchaser shall survive the Closing and the execution and delivery of all instruments of conveyance for the periods set forth in Section 14.6.

                  (SIGNATURES APPEAR ON THE FOLLOWING PAGE)

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

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.

                                          PURCHASER:
                                          ALABAMA METAL INDUSTRIES CORPORATION



                                          By:     /s/ William S. Baird
                                             _________________________________

                                          Name:   William S. Baird
                                               _______________________________

                                          Title:  President & CEO
                                                ______________________________



                                          SELLER:
                                          CHATWINS GROUP, INC.



                                          By:     /s/ Kimball J. Bradley
                                             _________________________________

                                          Name:   Kimball J. Bradley
                                               _______________________________

                                          Title:  Senior Vice President
                                                ______________________________

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